                                                                   EXHIBIT 10.14

             [LETTERHEAD OF SAGE REALTY CORPORATION APPEARS HERE]


                                         May 6, 1997


CitySearch, Inc.
790 East Colorado Blvd.
Suite 200
Pasadena, CA  91101


        Re:  Lease, dated May 6, 1997 (the "Lease"),
             between Sage Realty Corporation, as Agent
             ("Landlord"), and CitySearch Inc. ("Tenant"),
             for a portion of the third (3rd) floor (the
             "Demised Premises") in the building known as
             320 West 13th Street, New York, New York
             ---------------------------------------------


Gentlemen:

        This letter shall serve to confirm our understanding with respect to the referenced Lease. All capitalized terms used herein shall have the meaning ascribed to them in the Lease unless otherwise indicated.

        Landlord, as agent for the owner of the building located 747 Third Avenue, New York, New York (the "Building"), and Tenant hereby agree that Tenant shall occupy that portion of the 34th floor of the Building as shown on Exhibit A annexed hereto and made a part hereof (the "Temporary Space") during the period (the "Temporary Space Term") commencing on the date hereof and ending on the earlier to occur of (i) the Commencement Date or (ii) October 1, 1997.

        During the Temporary Space Term, Tenant shall occupy the Temporary Space in accordance with all of the terms and conditions of the Lease which would be applicable to the

Temporary Space if the Temporary Space were the Demised Premises, except that Tenant shall have no obligation to pay Fixed Rent or additional rent due under
Article 3 of the Lease and in lieu thereof, Tenant shall pay to Landlord the sum of $2,647.88 per month for each month (pro-rated for any partial month) occurring during the Temporary Space Term. It is understood and agreed that Tenant shall not be obligated to pay to Landlord Fixed Rent or other charges for usual services in connection with its occupancy of the Temporary Space but if Tenant specifically requests and receives any overtime or additional services from Landlord, Tenant shall pay Landlord's customary charges therefor.

        In the event that Tenant shall fail to vacate and surrender the Temporary Space on or prior to October 1, 1997, all of the provisions of Article 28 of the Lease shall be applicable to Tenant with respect to the Temporary Space as if the Temporary Space were the Demised Premises under the Lease, and Landlord shall have all of the rights of Landlord set forth in the Lease with respect to the Temporary Space as if the Temporary Space were the Demised Premises. For the purposes of Section 28.03, the average rent and additional rent referred to therein shall with respect to the Temporary Space be deemed to be $8,726.48 per month.

        Please execute a copy of this Letter Agreement where indicated to acknowledge your agreement with the foregoing.


                             SAGE REALTY CORPORATION, AGENT


                             By: [SIGNATURE ILLEGIBLE]
                                -----------------------------

Accepted and Agreed to this
1st day of May, 1997.

CITYSEARCH, INC.



 By:  [SIGNATURE ILLEGIBLE]
    ------------------------

             [LETTERHEAD OF SAGE REALTY CORPORATION APPEARS HERE]



                                        May 6, 1997

CitySearch, Inc.
790 East Colorado Boulevard
Suite 200
Pasadena, CA  91101

          Re:  Proposed lease (the "Lease") between Sage Realty
               Corporation, as Agent ("Landlord"), and
               CitySearch, Inc. ("Tenant") for space located in
               320 West 13th Street, New York, NY (the
               "Building")
               --------------------------------------------------

Gentlemen:

          Notwithstanding the requirement contained in Section 3.01 of the Lease to the effect that Tenant's checks must be drawn on a member of the New York Clearinghouse Association, provided checks are received by Landlord on or before the fifth (5th) Business Day of each calendar month, Tenant may utilize checks which are drawn on a Californai bank which is not a member of the New York Clearinghouse Association. In the event that any check is received after the fifth (5th) Business Day of any calendar month, Tenant acknowledges that Landlord may strictly enforce the terms and conditions of Section 3.01 and require checks to be drawn on a bank which is a member of the New York Clearinghouse Association.

          Please sign a copy of this letter where indicated to acknowledge your consent to the foregoing.

                                    SAGE REALTY CORPORATION,
                                        AS AGENT

                                    By:  /s/ Robert Kaufman
                                       ----------------------------------------
                                       Robert Kaufman, Executive
                                       Vice President

Accepted and Agreed to
this 1st day of May, 1997

CITYSEARCH, INC.


By: [SIGNATURE ILLEGIBLE]
   ------------------------

                        SAGE REALTY CORPORATION, AGENT

                                   LANDLORD

                                      and

                               CITYSEARCH, INC.

                                    TENANT



                              INDENTURE OF LEASE



                    PREMISES:  Part of the Third Floor
                               320 West 13th Street
                               New York, New York 10014

                               TABLE OF CONTENTS
                               -----------------

       1.  DEFINITIONS, TERM.................................................     1
       2.  COMMENCEMENT OF TERM..............................................     2
       3.  FIXED RENT, ADDITIONAL RENTS AND RENT ADJUSTMENTS.................     3
           REAL ESTATE TAX ADJUSTMENT........................................     5
       4.  ELECTRICITY.......................................................     7
       5.  USE...............................................................    13
       6.  REPAIRS, ALTERATIONS AND LIENS....................................    13
       7.  FLOOR LOAD, NOISE, WINDOW CLEANING................................    20
       8.  LAWS, ORDINANCES, REQUIREMENTS OF PUBLIC AUTHORITIES .............    21
       9.  INSURANCE, PROPERTY LOSS, REIMBURSEMENT...........................    22
       10. DAMAGE OR DESTRUCTION BY FIRE OR OTHER CAUSE......................    25
       11. ASSIGNMENT, SUBLETTING, MORTGAGING................................    27
       12. NO LIABILITY ON LANDLORD..........................................    33
       13. MOVING OF HEAVY EQUIPMENT.........................................    34
       14. CONDEMNATION......................................................    34
       15. ENTRY, RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING............    35
       16. BANKRUPTCY........................................................    37
       17. DEFAULTS AND REMEDIES AND WAIVER OF REDEMPTION....................    38
       18. LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS .................    41
       19. COVENANT OF QUIET ENJOYMENT.......................................    42
       20. EXCAVATION........................................................    42
       21. SERVICES AND EQUIPMENT............................................    42
       22. DEFINITION OF LANDLORD............................................    46
       23. INVALIDITY OF ANY PROVISION.......................................    47
       24. BROKER............................................................    47
       25. SUBORDINATION.....................................................    47
       26. ESTOPPEL CERTIFICATE..............................................    49

       27. LEGAL PROCEEDINGS, WAIVER OF JURY TRIAL...........................    50
       28. SURRENDER OF PREMISES/HOLDOVER....................................    52
       29. RULES AND REGULATIONS.............................................    53
       30. NOTICES...........................................................    53
       31. NO WAIVER; ENTIRE AGREEMENT.......................................    54
       32. CAPTIONS..........................................................    55
       33. INABILITY TO PERFORM..............................................    55
       34. REPRESENTATION BY LANDLORD........................................    56
       35. NAME OF BUILDING..................................................    56
       36. SUCCESSORS AND ASSIGNS............................................    56
       37. DEFERRED COLLECTIONS..............................................    56
       38. FEES/INTEREST/LATE CHARGES........................................    57
       39. ABATEMENT OF RENT.................................................    57
       40. SECURITY DEPOSIT..................................................    58
       41. TENANT'S EXPANSION OPTION.........................................    59
       42. TENANT'S EXTENSION OPTION. .......................................    62

       Schedule A Floor Plan
       Schedule B Work Letter
       Schedule C Rule and Regulations
       Schedule D Form of Letter of Credit
       Schedule E Schedule of Building Holidays
       Schedule F Electric Survey

     INDENTURE OF LEASE made as of this 6th day of May, 1997, between SAGE REALTY CORPORATION, a New York corporation having its principal office at 777 Third Avenue, New York, New York 10017, Agent for the owner of the Building hereinafter mentioned (herein "Landlord"), and CITYSEARCH, INC., a Delaware corporation having its office at 790 East Colorado Boulevard, Suite 200, Pasadena, California 91101 (herein "Tenant").


                             W I T N E S S E T H:

                                  ARTICLE 1.
                               DEFINITIONS, TERM
                               -----------------

     Section 1.01. The terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental thereto, have the meanings herein specified unless the context otherwise requires.

          (a) "Building" shall mean the office building known as 320 West 13th Street, in the Borough of Manhattan, City and State of New York. The plot of land on which the Building is erected is hereinafter called the "Land."

          (b) "Business Days" shall mean all days excluding Saturdays, Sundays and days observed by the State of New York or Federal Government as legal holidays, and further excluding holidays established by any union contract applicable to employees at the Building. A schedule of holidays for calendar year 1997 is attached hereto as Schedule E.

          (c) "Commencement Date" shall have the meaning set forth in Section 2.02.

          (d) "Demised Premises" shall mean a portion of the third (3rd) floor of the Building, as shown on the Floor Plan annexed hereto as Schedule A and made a part of this Lease, including all fixtures and equipment which at the Commencement Date or during the Term of this Lease are attached thereto and which become a part thereof.

          (e) "Expiration Date" shall mean the last day of the month in which the day prior to the seventh (7th) anniversary of the Commencement Date occurs, or any sooner date of termination pursuant to the provisions hereof.

          (f) "Fixed Rent" shall mean the annual rental payable by Tenant for the Demised Premises in equal monthly installments as provided for in Article 3 of this Lease.

          (g) "Interest Rate" shall mean the lesser of (i) 2% above the prime commercial lending rate of Marine Midland Bank, N.A. in effect from time to time or (ii) the maximum applicable legal rate, if any.

          (h) "Landlord's Work" shall mean the work agreed to be done by Landlord in the Demised Premises as provided for in Schedule B hereof.

          (i) "Lease" shall mean this Indenture of Lease and any and all Schedules annexed hereto.

          (j) "Term of this Lease" and "Term" shall mean the term of years commencing on the Commencement Date and expiring on the Expiration Date, subject to the terms and conditions hereinafter set forth.

     Section 1.02. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Demised Premises, subject to the provisions hereinafter set forth, together with appurtenances, including the right to use in common with others the lobbies, elevators and other public portions of the Building.

     TO HAVE AND TO HOLD unto Tenant, its successors and permitted assigns, for the Term of this Lease or until the Term of this Lease sooner terminates as hereinafter provided.


                                  ARTICLE 2.
                             COMMENCEMENT OF TERM
                             --------------------

     Section 2.01. Except as provided in Section 2.02 hereof, Tenant acknowledges that it has examined the Demised Premises and is taking same "as is" as of the Commencement Date. Tenant acknowledges that Landlord is not required to do any work with respect thereto, except as set forth in Schedule B.

     Section 2.02. The Term of this Lease and the payment of rent shall commence on the date that the Demised Premises shall be Substantially Completed, as defined in Schedule B (herein the "Commencement Date"). Promptly after the Commencement Date, Landlord and Tenant agree to execute an agreement ("Commencement Date Agreement") in form and substance satisfactory to Landlord setting forth, among other things, the Commencement Date and the Expiration Date of this Lease.

     The taking of possession by Tenant of the Demised Premises shall be deemed an acceptance of same by Tenant and shall be conclusively deemed Substantial Completion (as defined in Schedule B) of Landlord's Work. Such taking of possession shall also be conclusive evidence, as against Tenant, that the Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time of such occupancy (except for so-called "punchlist" items and latent defects, if any) and that the Demised Premises were substantially as shown on Schedule A. Landlord shall, however, thereafter complete any "punchlist" items required for completion of Landlord's Work.

     Section 2.03. If Landlord shall be unable to give possession of the Demised Premises on the date anticipated for the commencement of the Term hereof for any reason whatsoever, Landlord shall not be subject to any liability, nor shall the validity of this Lease nor the obligations of Tenant hereunder be thereby affected. Landlord shall use diligent efforts to substantially complete the work necessary to deliver possession of the Demised Premises promptly, subject to any delays beyond the reasonable control of Landlord. In the event that Landlord shall be unable to give possession of the Demised Premises on or prior to August 1, 1997 (the" Outside Completion Date") (subject to extension by reason of force majeure [set forth immediately below]), Tenant shall be entitled to a credit against the first installments of Fixed Rent due hereunder (after taking into account any abatement of Fixed Rent as provided in Article 39 hereof), in the amount of $395.52 per day for each day beyond the Outside Completion Date that Landlord shall remain unable to deliver possession of the Demised Premises. Any delay in Landlord's substantial completion of Landlord's Work caused by labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control shall extend such time period for Landlord to substantially complete Landlord's Work and give possession of the Demised Premises to Tenant. Without limiting the foregoing, the parties hereto expressly negate the provisions of Section 223-a of the Real Property Law and agree that such Section shall be inapplicable hereto. Tenant agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a. If by reason of such delay, the Term of this Lease shall commence subsequent to such anticipated date, the Term of this Lease shall be deemed extended for the same period.


                                  ARTICLE 3.
               FIXED RENT, ADDITIONAL RENTS AND RENT ADJUSTMENTS
               -------------------------------------------------

      Section 3.01. During the Term of this Lease, Tenant shall pay, at Landlord's address as herein set forth, or at such other address that Landlord may from time to time designate, a Fixed Rent payable in lawful money of the United States of America (by check of Tenant drawn on a bank that is a member of the New York Clearinghouse Association) in equal monthly installments in advance on the first day of each calendar month, without notice or demand, and without setoff or deduction whatsoever at annual rates as follow:

               (i) $164,785.44 per annum for the period beginning on the Commencement Date and continuing through the day prior to the first (1st) anniversary of the Commencement Date;

               (ii) $173,605.44 per annum for the period beginning on the first (1st) anniversary of the Commencement Date and continuing through the day prior to the second (2nd) anniversary of the Commencement Date;

               (iii) $178,060.44 per annum for the period beginning on the second (2nd) anniversary of the Commencement Date and continuing through the day prior to the third (3rd) anniversary of the Commencement Date;

               (iv)  $191,515.44 per annum for the period beginning on the third
                     (3rd) anniversary of the Commencement Date and continuing through the day prior to the fourth (4th) anniversary of the Commencement Date;

               (v) $205,240.44 per annum for the period beginning on the fourth (4th) anniversary of the Commencement Date and continuing through the day prior to the fifth (5th) anniversary of the Commencement Date; and

               (vi)  $214,735.44 per annum for the period beginning on the fifth
                     (5th) anniversary of the Commencement Date and continuing through the day prior to the sixth (6th) anniversary of the Commencement Date; and

               (vii) $224,365.44 per annum for the period beginning on the sixth
                     (6th) anniversary of the Commencement Date and continuing through the Expiration Date.

               If Tenant's obligation to pay Fixed Rent shall commence on a date other than the first day of a calendar month, the first installment of Fixed Rent shall be in an amount equal to that required to cover the period up to and including the last day of the month wherein the obligation to pay Fixed Rent occurs, computed on a per diem basis.

               Section 3.02. The Fixed Rent does not take into account increases of real estate taxes and/or expenses during the Term of this Lease or other adjustments in rent, or other payments to be made by Tenant, during the Term of this Lease. Provision therefor is hereinafter made.

               Section 3.03. All costs, expenses, adjustments and payments which Tenant is obligated to pay to Landlord pursuant to this Lease and/or its Schedules shall be deemed additional rent whether or not denominated as such and, in the event of nonpayment thereof, Landlord shall have all rights and remedies with respect thereto as herein provided for in case of nonpayment of Fixed Rent.

               Tenant covenants and agrees to pay the Fixed Rent and additional rent as in this Lease provided, when due.

     Section 3.04. For the purposes of this Section 3.04, the following definitions shall apply:

     (a) The term "Base Tax Year" as hereinafter set forth for the determination of real estate tax escalation shall mean the period commencing on July 1, 1997 and ending on June 30, 1998.

     (b)     The term "the Percentage" shall mean 2.38%.

     (c) The term "Real Estate Taxes" shall mean all real estate taxes, assessments, water and sewer rents, governmental levies, county taxes or any other governmental charges, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed or imposed upon the Land, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Land and/or Building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or the Building, in substitution in whole or in part for said Real Estate Taxes, or in lieu of additional real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Real Estate Taxes" for the purposes hereof. In the event that the Real Estate Taxes for the Base Tax Year shall include any charge with respect to any so called "Business Improvement District" or similar charge (a "Bid Charge"), and if any such Bid Charge is subsequently discontinued or eliminated, then, as of the date of such discontinuance or elimination, the Real Estate Taxes for the Base Tax Year shall be recalculated as if the Bid Charge had not originally been included therein.

     (d) The term "Tax Year" shall mean every twelve-month consecutive period commencing each July 1st during the Term of this Lease.

             Real Estate Tax Adjustment

     In the event that the Real Estate Taxes payable for any Tax Year shall exceed the amount of such Real Estate Taxes, as finally determined, payable with respect to the Base Tax Year, Tenant shall pay to Landlord, as additional rent ("Tenant's Tax Payment") for such Tax Year, an amount equal to the Percentage of the excess. By or after the start of the Tax Year following the Base Tax Year, and by or after the start of each Tax Year thereafter, Landlord shall furnish to Tenant a statement of the

Real Estate Taxes payable with respect to such Tax Year, and a statement of the Real Estate Taxes payable during the Base Tax Year. Notwithstanding the foregoing, in the event that the Real Estate Taxes for any Tax Year shall be more than fifty (50%) percent in excess of the Real Estate Taxes for the preceding Tax Year (or, with regard to the First Tax Year, more than fifty (50%) percent in excess of the Real Estate Taxes for the Base Tax Year), Tenant's Tax Payment shall be limited to the amount that Tenant's Tax Payment would be if there had been only a fifty (50%) percent year to year increase in Real Estate Taxes.

     Within thirty (30) days after the issuance by the governmental authority having jurisdiction thereover of tax bills for Real Estate Taxes assessed, levied and/or imposed upon the Land and Building for any Tax Year, Landlord shall submit to Tenant a photostatic copy of such bill and/or bills and thereafter on or about each respective anniversary date shall submit a copy of the tax bill and/or bills for the Real Estate Taxes assessed, levied or imposed upon the Land and Building for such Tax Year, together with a statement which shall indicate the amount, if any, of Tenant's Tax Payment. Landlord's failure to submit copies of bills as aforesaid shall not be considered a default by Landlord or a defense by Tenant to such tax payment.

     Within thirty (30) days after the issuance of the statement Tenant shall pay Tenant's Tax Payment in the amount set forth on such statement. Such statement shall be conclusively deemed binding upon Tenant unless Tenant shall have objected thereto in writing within thirty (30) days of receipt thereof.

     In the event Landlord shall receive a final reduction or refund of Real Estate Taxes for any Tax Year for which Tenant is obligated to pay any additional rent under the provisions of this subsection B of Section 3.04, the amount or the proceeds of such reduction or refund, less legal fees and other expenses incurred in collecting the same or achieving such reduction, shall be applied and allocated to the periods for which such final reduction or refund was obtained, and proper adjustment shall be made between Landlord and Tenant. Tenant has been advised that proceedings to protest the Real Estate Tax Assessment for the Base Tax Year may have been filed and may result in a reduction of Real Estate Taxes for the Base Tax Year.

     Any payments or refunds due hereunder for any period of less than a full Tax Year at the commencement or end of the Term of this Lease shall be equitably prorated to reflect such event.

     In addition to Tenant's obligation to pay Tenant's Tax Payment as aforesaid, Tenant shall pay to Landlord as additional rent payable upon demand, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

     Section 3.05. Upon the date of the expiration or any sooner termination of this Lease, whether the same be the date hereinabove set forth as the expiration of the Term of this Lease or any prior or subsequent date, a proportionate share of the Fixed Rent, adjustments and additional rents for the year (calendar or fiscal) in which such expiration or termination occurs, shall immediately become due and payable by Tenant to Landlord as hereinafter provided, if not theretofore already billed and paid. Such proportionate share shall be based upon the length of time that this Lease shall have been in existence during such year. Promptly after any such expiration or termination, Landlord shall compute the amounts due from Tenant, as aforesaid, which computations shall either be based on that year's actual figures or be an estimate based on the most recent statements theretofore prepared by Landlord and furnished to Tenant pursuant to this Lease. If an estimate is used, then Landlord shall promptly cause statements to be prepared on the basis of the comparative year's actual figures as soon as they are available, and within ten (10) days after such statement or statements are prepared by Landlord and furnished to Tenant, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made.

     Tenant's obligation to pay any and all rents, adjustments and additional rents under this Lease shall continue and shall cover all periods up to the Expiration Date. Landlord's and Tenant's obligations to make the adjustments hereinabove referred to shall survive any expiration or termination of this Lease. Any delay or failure of Landlord in billing any Fixed Rent or additional rent herein provided for shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder.


                                  ARTICLE 4.
                                  ELECTRICITY
                                  -----------

     Section 4.01. The Fixed Rent reserved in this Lease includes the agreed sum of $20,785.44 per annum in consideration of which Landlord, as an additional service, will supply Tenant with electricity for normal use in the Demised Premises between the hours 8:00 A.M. and 6:00 P.M. on Business Days. Landlord and Tenant agree that the aforesaid sum was determined based on an electrical survey, a copy of which is annexed hereto as Schedule F and made a part hereof (the "Electric Survey"). Electricity shall be supplied 24 hours a day, seven days a week, however in the event Tenant uses electricity in excess of that contemplated in the Electric Survey, the Fixed Rent reserved herein may be increased as provided in Section 4.03 hereof. If Landlord's electric rates (i.e., the public utility rate schedule at the time in question, including all surcharges, taxes, fuel adjustments, taxes regularly passed on to consumers by the public utility, and other sums payable in respect thereof for the supply of electric energy to Landlord for the Building) are increased, the Fixed Rent reserved in this Lease shall be adjusted by applying to the sum specified above, the same percentage as such rate increase, and such adjusted Fixed Rent shall be billed by Landlord to Tenant, with effect as of the date of the increase of Landlord's electric rate. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to the Landlord. At Landlord's option, Tenant shall purchase from the Landlord or Landlord's agent all lighting tubes, lamps, bulbs and ballasts used in the Demised Premises and Tenant shall pay Landlord's reasonable charges therefor which shall be commercially competitive, for providing and installing same on demand, as additional rent; if Landlord's charges shall cease to be commercially competitive, Tenant shall no longer be required to purchase same from Landlord or Landlord's agent

     Section 4.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, machinery, appliances or equipment to the Building electric distribution system or make any alteration or addition to the equipment specified on the Electric Survey, or the electric system of the Demised Premises existing on the Commencement Date other than lamps, typewriters, copiers, computer terminals, copying machines, communications equipment such as telephones, fax machines, appliances, and other small office machines necessary for Tenant's use of the Demised Premises that consume comparable or less amounts of electricity. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Fixed Rent by an amount which will reflect the value to Tenant (which shall be based upon what Tenant would pay the public authority for such service if the same were supplied directly to Tenant) of the additional service to be furnished by Landlord, that is, the potential additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree on the amount of such increase, Tenant shall nevertheless pay the same as billed until such amount shall be determined by an independent utility consultant to be selected by Landlord and paid equally by Landlord and Tenant. The determination of the consultant shall be binding upon the parties. When the amount of such increase is so determined, the parties shall execute an agreement supplementary hereto to reflect such increase in the amount of the Fixed Rent stated in this Lease and in the amount set forth in Section 4.01, effective from the date such additional service is made available to Tenant, but such increase shall be effective from such date even if such supplementary agreement is not executed.

     Section 4.03. If there shall be an increase in the space constituting the Demised Premises, or if Tenant's failure to maintain its machinery and equipment in good order and repair causes greater consumption of electrical current, or if Tenant uses electricity in excess of that contemplated in the Electric Survey, the Fixed Rent herein reserved shall be increased accordingly. The amount of such increase shall be billed by Landlord to Tenant, effective as of the date of the increased usage. Such sum shall be due, and shall be paid by Tenant, as additional rent hereunder at the time billed. If Tenant disputes the amount of such increase, Tenant shall nevertheless pay the same as billed, and the amount shall be determined by an independent utility consultant to be selected and paid equally by Landlord and Tenant. The determination of the consultant shall be binding upon the parties.

     Section 4.04. A. Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Demised Premises at any time upon not less than ninety (90) days prior written notice to Tenant provided that Landlord shall have made such election as to the majority of all tenants occupying the Building and further provided that electric service is available directly from the public utility servicing the Building (Landlord hereby agreeing, unless otherwise required by law, not to discontinue furnishing electricity to Tenant until such time as Tenant is able to obtain same directly from the public utility). If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant and the Fixed Rent under this Lease shall be reduced by the amount set forth in Section 4.01, plus or minus the amount of any change pursuant to Sections 4.01, 4.02, 4.03 and 4.05. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed and maintained by Tenant at its expense.

     B. In the event that Landlord shall discontinue furnishing electric energy to Tenant as provide above, if Tenant's cost of electric energy as charged by the public utility shall be in excess of one hundred thirty (130%) percent of the amount Tenant was paying to Landlord immediately preceding such discontinuance (and provided that Tenant has not used amounts of electricity more than when Landlord was furnishing electric energy to Tenant), then Tenant shall have the option to terminate this Lease upon ten (10) days prior written notice to Landlord and upon the expiration of such ten (10) day period, this Lease shall cease and terminate and be of no further force or effect.

     Section 4.05. Tenant covenants and agrees that at no time will the connected electrical load serving the Demised Premises exceed 5 watts per square foot. Should Landlord consent to an increase in the connected electrical load, as a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Fixed Rent by an amount which will reflect the value to Tenant of the additional connected electrical load. If Tenant disputes the amount, Tenant shall nevertheless pay the same as billed, and the amount shall be determined by an independent utility consultant to be selected and paid equally by Landlord and Tenant. The determination of the consultant shall be binding upon the parties.

     Section 4.06. If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that where permitted by law or applicable regulations, Tenant's pro rata share of such taxes shall be reimbursed by Tenant to Landlord.

     Section 4.07. (a) Landlord shall have the right to procure periodic surveys made by an independent utility consultant selected by Landlord and if such utility consultant determines that there has been (i) an increase in Tenant's use of electrical current or (ii) the amount set forth in Section 4.01 is insufficient, then, the amount set forth in Section 4.01 shall be adjusted and in addition to the other requirements and obligations imposed on Tenant in this Article, Landlord shall pay the fees of the utility consultant making such survey. The findings of such utility consultant shall be binding and conclusive upon the parties. Notwithstanding anything contained in this Article 4 to the contrary, provided Tenant continues to use amounts of electricity as contemplated in the Electric Survey, Landlord agrees that the amount set forth in Section 4.01 shall not be subject to increase for a period of two (2) years after the Commencement Date.

                    (b) If Tenant wishes to dispute any determination of the additional rental value of electricity service to the Demised Premises on the basis of any survey made pursuant to Section 4.07(a) or as otherwise determined pursuant to Sections 4.02 and 4.03 hereof, it shall notify Landlord to such effect within thirty (30) days after receipt of written notice of such determination. Unless and until such dispute is determined in Tenant's favor, Tenant shall pay the Fixed Rent as computed in accordance with such determination. The dispute shall be determined in the following manner: Tenant shall retain an independent electrical engineer or consultant ("Tenant's Consultant") to review Landlord's survey or other basis of Landlord for such determination, as the case may be, and, if deemed advisable, to make an independent survey. Not later than thirty
(30) days after Tenant shall have given Landlord the notice of dispute, Tenant shall deliver to Landlord (i) Tenant's Consultant's comments on Landlord's survey or on Landlord's other basis for such determination, and/or (ii) Tenant's Consultant's survey. Landlord shall refer such comments and/or survey to the consultant who prepared the original survey or to its electrical consultant ("Landlord's Consultant") who shall meet with Tenant's Consultant for the purpose of reaching agreement upon the additional rental value of the electricity service to the Demised Premises. If they are unable to reach such agreement within thirty (30) days after the delivery of such comments or report, Landlord's Consultant and Tenant's Consultant shall appoint a disinterested third electrical consultant, who shall, within twenty (20) days thereafter, resolve whatever differences may remain between Landlord's Consultant and Tenant's Consultant and on the basis of such resolution determine the additional rental value of the electricity service to the Demised Premises. If Landlord's Consultant and Tenant's Consultant are unable to agree upon a disinterested third electrical consultant within the thirty (30) day period above specified for agreement between Landlord's Consultant and Tenant's Consultant, and if the parties are unable to agree upon such a third electrical consultant within ten
(10) days thereafter, either party, upon written notice to the other, may apply for the appointment of such a third electrical consultant to the President of the Real Estate Board of New York, Inc. or any organization successor thereto, or in his absence or refusal or failure to act, to the Supreme Court of the State of New York in the County of New York. The fees and expenses of Landlord's Consultant shall be borne entirely by Landlord. The fees and expenses of Tenant's Consultant shall be borne entirely by Tenant. The fees and expenses of the disinterested third electrical consultant shall be shared equally by Landlord and Tenant. If and to the extent that the additional rental value of the electricity service to the Demised Premises shall be so determined to be less than the value originally determined by Landlord's Consultant, the amount of the resulting overpayment of the Fixed Rent shall be refunded by Landlord to Tenant on Tenant's demand therefor.

     Section 4.08. Notwithstanding the aforesaid provisions of this Article, if, pursuant to an action of the Public Service Commission of the State of New York, or otherwise, submetering of electricity is permitted at the Building then Landlord shall, have the option, at Landlord's sole cost and expense, of installing submeters to measure Tenant's electricity consumption. Upon installation of the submeters, Tenant's electricity consumption and demand shall be measured by said submeters, and subject to the terms and conditions of Section 4.09 hereof, Tenant agrees to purchase such electricity from Landlord or Landlord's designated agent at Landlord's electric rates, plus five (5%) percent thereof to reimburse Landlord for administrative services in connection with supplying and billing such electricity and for line loss. All such sums shall be paid by Tenant to Landlord as additional rent hereunder. If more than one meter measures the electricity consumption and demand of Tenant in the Building, the service rendered through each meter shall be aggregated and billed in accordance with the above rate classification, unless Landlord shall elect separate billing on a per-meter basis. Landlord may at any time render bills for Tenant's consumption and demand and Tenant shall pay the same within thirty (30) days following the date the same are rendered. If Landlord exercises such right of submetering, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such submetering, the Fixed Rent under this Lease shall be reduced by the amount set forth in Section 4.01, plus or minus the amount of any change pursuant to Sections 4.01, 4.02, 4.03 and 4.05, and Tenant shall purchase electric energy pursuant to this Section 4.08.

     Section 4.09. If at any time during the Term of this Lease Tenant shall be legally able to obtain electric energy from a third party supplier, Landlord agrees that Tenant, upon not less than 30 days prior written notice, shall have the option to do so. Such electric energy furnished by said third party supplier may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring but only to the extent that same are available, suitable and safe for such purposes. Any meters, panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such third party supplier shall be installed and maintained by Tenant at its sole cost and expense. If Tenant exercises its option as aforesaid, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the date Tenant begins receiving electric energy from said third party supplier, Landlord shall not be obligated to furnish electric energy to Tenant and the Fixed Rent under this Lease shall be reduced by the amount set forth in Section 4.01, plus or minus the amount of any change pursuant to Sections 4.01, 4.02,
4.03 and 4.05.

                                   ARTICLE 5.
                                      USE
                                      ---

     Section 5.01. Tenant shall use and occupy the Demised Premises for administrative, executive and general business office purposes only and for no other purposes.

     Section 5.02. Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or suffer or permit anything to be done therein, or suffer or permit anything to be brought into or kept in the Demised Premises which would in any way (i) violate any law or requirement of public authorities, (ii) cause structural injury to the Building or any part thereof, (iii) interfere with the normal operation of the heating, air conditioning, ventilating, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) constitute a public or private nuisance, or (v) alter the appearance of the exterior of the Building or of any portion of the interior thereof other than the Demised Premises.
Tenant's signage on its entrance door shall be subject to Landlord's approval.

     Section 5.03. Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld or delayed), allow a "Servicing Company" (defined below) to install any telephone, data, information or other communications equipment in the Demised Premises to service premises occupied by persons other than Tenant and/or its affiliates. For example, the Demised Premises may not be used as a so-called "switching" or "relay" station serving third parties (that is, parties other than Tenant and its affiliates) without such consent by Landlord. In granting such consent, Landlord may require that the Servicing Company enter into a license agreement with Landlord confirming that the Servicing Company shall have no independent rights in the Demised Premises and that upon termination of this Lease, for whatever reason, the Servicing Company will have no right to leave its equipment in the Demised Premises. Landlord may make a reasonable charge to the Servicing Company for allowing it to install its equipment in the Demised Premises. A "Servicing Company" shall mean a person, firm, corporation or other entity other than
                                                                ----------
Tenant whose equipment services not only the Demised Premises, but other
------
premises or parties as well.

                                  ARTICLE 6.
                         REPAIRS, ALTERATIONS AND LIENS
                         ------------------------------

     Section 6.01. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances and equipment therein and, at its sole cost and expense, make all repairs thereto as and when needed to preserve the aforesaid in good working order and condition (other than structural repairs and repairs to plumbing, wiring and other Building equipment for the general supply of water, heat, air-conditioning, gas and electricity which are not caused by the carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents, visitors or licenses). Except to the extent caused by the negligence of Landlord and its agents, all damage or injury to the Demised Premises and to its fixtures, appurtenances and equipment or to the Building of which the same form a part, or to its fixtures, appurtenances and equipment caused by Tenant moving property, or resulting from any air-conditioning unit or system, any short circuit, flow or leakage of water, steam, illuminating gas, sewer gas, sewerage or odors, or by frost or by bursting or leaking of pipes or plumbing works or gas, or from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents, visitors or licenses, shall be repaired, restored or replaced promptly by Tenant, at its sole cost and expense, to the satisfaction of Landlord. If Tenant fails to commence and diligently prosecute such repairs, restorations or replacements, within the time period set within Section 17.01, (except in the event of an emergency in which cease no notice shall be required), same may be made by Landlord at the expense of Tenant and any actual out-of-pocket costs incurred by Landlord therefor shall be collectible as additional rent or otherwise, and shall be paid by Tenant within thirty (30) days after rendition of a bill or statement therefor.

     Section 6.02. Landlord shall, at its expense, make all repairs and replacements, structural and otherwise, necessary in order to keep in good order and repair the exterior of the Building and the public portions of the Building, the need for which Landlord shall have knowledge (including the public halls and stairways, plumbing, wiring and other Building equipment for the general supply of water, heat, air-conditioning, gas and electricity) except repairs hereinabove provided to be made by Tenant and repairs, the need for which Tenant has not reported to Landlord. Except in the event of an emergency, all repairs to be performed by Landlord which affect the Demised Premises shall be performed upon not less than three (3) days prior written notice to Tenant, and Landlord shall use reasonable efforts not to interfere with the conduct of Tenant's business; provided that the foregoing shall not be deemed to require that Landlord employ labor on an overtime or premium pay basis.

     Section 6.03. All repairs, restorations or replacements by either party shall be of first-class quality and done in good and workmanlike manner. Tenant shall, and shall include in all contracts, subcontracts and purchase orders, a requirement that such contractors, subcontractors or materialmen, as the case may be, shall, cause all workers at the Demised Premises to work in a cooperative manner with each other and with Building personnel and in a manner which will not disrupt access to or use of the common areas of the Building, cause any labor dispute with other workers in the Building, cause inconvenience to the other tenants in the Building or interfere with the conduct of other tenants' business. Tenant agrees that should Tenant, its agents and/or contractors, enter upon the Demised Premises for the purpose of performing any work, the labor employed by Tenant or anyone performing such work, for or on behalf of Tenant, shall always be cooperative and compatible with the labor employed by Landlord or any contractors or subcontractors of Landlord so as to prevent any labor dispute or walk-out by Landlord's contractors and subcontractors. Should such labor be uncooperative or incompatible, Landlord may require Tenant to withdraw such labor from the Demised Premises. In the event Tenant or Tenant's contractor shall enter upon the Demised Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless, from and against any and all claims whatsoever arising out of said entry or such work, except to the extent such claim is due to the negligence of Landlord, its agents or contractors. Tenant's agents and contractors and their employees shall comply with the special rules, regulations and requirements of Building management (which are applicable generally to all tenants of the Building), with respect to the performance and coordination of said agents, contractors and their employees so as to avoid intrusion into the operation of the Building and to avoid disturbing the quiet enjoyment of other tenants.

     Section 6.04. Tenant shall not store or place any materials or other obstructions in the lobby or other public portions of the Building, or on the sidewalk adjacent to the Building.

     Section 6.05. Tenant shall do no work and shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises, including, but not limited to, installation of a water cooler, an air-conditioning or cooling system unit or part thereof, or other apparatus of like or other nature without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed in the cease of alterations, decorations, installations, additions or improvements in the Demised Premises which are non-structural in nature and do not affect the structure, exterior or common areas of the Building or adversely affect the functioning of the heating, ventilating or air-conditioning, electrical, mechanical, plumbing or elevator systems of the Building or other tenants' use thereof, and then only by contractors or mechanics approved by Landlord ("Approved Contractors"). Such approval must be obtained prior to any bidding for said work. For purposes hereof, Landlord agrees that the term "decorations" shall not include the hanging of paintings, pictures, artwork and bulletin boards in the Demised Premises which are capable of being removed from the Demised Premises without damage to the pictures or artwork and without damage, except to a de minimis extent, to the Demised Premises. Landlord agrees that it shall respond to any request for its consent to Tenant's proposed alterations, decorations, installations, additions or improvements within five (5) Business Days after receipt of all information and documents relevant thereto and if Landlord shall fail to so respond within said five (5) Business Days, Landlord shall be deemed to have consented to Tenant's proposed alterations, decorations, installations, additions or improvements provided that Tenant's request for consent contained a legend in bold typeface to the effect that Landlord's failure to respond within said five (5) Business Days shall be deemed Landlord's consent. If Landlord shall reject Tenant's proposed alterations, decorations, installations, additions or improvements, in whole or in part, Landlord shall state with reasonable specificity the basis for such rejection and shall suggest changes, which, if incorporated, would make Tenant's proposed alterations, decorations, installations, additions or improvements acceptable to Landlord. Landlord covenants that it will maintain a list with a minimum of two (2) Approved Contractors for each category of work (other than for electric work, for painting and for carpeting, for which there may be only one (1) Approved Contractor, for each such category) during the Term. The charges of such Approved Contractors and the quality of their work shall be reasonably competitive with other reputable contractors of comparable skill and experience for similar work in similar buildings in Manhattan. A current list of Approved Contractors has heretofore been delivered to Tenant, but Tenant understands and agrees that such list may be changed in Landlord's sole discretion from time to time, provided that Landlord shall always maintain the minimum number of Approved Contractors as provided herein. Landlord shall throughout the Term, deliver to Tenant an updated list of Approved Contractors upon Tenant's request therefor. In the event Tenant claims that the charges of any such Approved Contractor are not competitive as aforesaid, Tenant shall send notice to Landlord asserting such claim, and if Landlord and Tenant cannot resolve such dispute within fifteen (15) days after Landlord's receipt of Tenant's notice, then, at Tenant's option such dispute shall be resolved by arbitration in Manhattan by an arbitrator selected from the panel of retired judges maintained by Comprehensive Alternative Dispute Resolution Enterprises, Inc. ("CADRE"). If CADRE shall no longer exist or shall be unwilling or unable to act, such dispute shall be resolved by another reputable commercial arbitration company which has expedited arbitration procedures, as Landlord shall select (the "Company"), provided, however, that Tenant may dispute Landlord's choice of the Company, in which event the parties shall mutually agree upon the Company, and if the parties shall be unable to agree upon the Company, the Company shall be appointed by any judge of a court of competent jurisdiction in the City of New York. Upon selection of the Company, the parties agree that the balance of this
Section 6.05 shall continue to apply with the substitution of the Company in lieu of CADRE. If Tenant so desires to submit such dispute to CADRE, Tenant shall notify Landlord of such desire, and within ten (10) Business Days thereafter, Tenant shall make such submission and deliver all applicable applications and documents to CADRE with a copy of the entire submission being delivered simultaneously to Landlord. The arbitration shall be conducted pursuant to the then existing rules, regulations, practices and procedures of CADRE for expedited arbitration, it being the intent of the parties to conduct the arbitration in the most expeditious manner permitted by the rules. Any determination pursuant to this Section shall be final and binding upon the parties and each party shall pay its respective costs of any proceedings pursuant to this Section (except that the prevailing party shall have the right to be reimbursed for its reasonable fees and expenses within twenty (20) days after submission of a bill therefor to the losing party). All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate and in full compliance with all governmental bodies having jurisdiction thereover. Tenant's work, alterations, decorations, installations, additions or improvements shall be completed free of all liens and encumbrances and, as a condition to Landlord's consent to the making by Tenant of alterations, decorations, installations, additions or improvements to the Demised Premises, Tenant agrees to obtain, and deliver to Landlord, at the earliest opportunity permitted by applicable law, written and unconditional waivers of mechanics' liens upon the real property in which the Demised Premises are located, for all work, labor and services to be performed and materials to be furnished by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work. As a condition to Landlord's permission to Tenant to make any alterations, decorations, installations, additions or improvements to the Demised Premises prior to the Commencement Date (including any initial installations), Landlord may require that Tenant agree with Landlord to fixing the Commencement Date of this Lease.

     Landlord shall not be liable for any failure of the air-conditioning and ventilating equipment in the Demised Premises installed by Landlord caused by any work, alterations, decorations, installations, additions or improvements by Tenant, and Tenant shall correct any such condition causing such failure promptly upon notice from Landlord of the need therefor. If Tenant shall fail to correct same, Landlord may make such correction and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor.

     Section 6.06.  Prior to commencing any work pursuant to the provisions of
Section 6.05, Tenant shall furnish to Landlord:

     (i) Copies of all governmental permits and authorizations which may be required in connection with such work.

     (ii)   A certificate evidencing that Tenant (or Tenant's contractors) has
(have) procured workers' compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, "Overlandlord" (as hereinafter defined), Tenant or the Building.

     (iii) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Article 9) as Landlord may reasonably require because of the nature of the work to be performed by Tenant.

     Section 6.07. All work, alterations, decorations, installations, additions or improvements upon the Demised Premises made by either party, including all paneling, decorations, partitions, railings, mezzanine floors, galleries and the like, affixed to the realty or for which Tenant shall have received a credit or contribution shall, unless Landlord elects otherwise (which election shall be made by giving a notice pursuant to the provisions of Article 30 not less than thirty (30) days prior to the expiration or other termination of this Lease or any renewal or extension thereof) become the property of Landlord and shall remain upon, and be surrendered with the Demised Premises as a part thereof at the end of the Term or renewal or extension term, as the case may be. In the event that Landlord shall elect otherwise, then such alterations, decorations, installations, additions or improvements which are atypical of an ordinary office installation (atypical shall be deemed to include, but not be limited to, a raised floor, louvered windows, any kitchen facility, any vault and any audio or video installation), made by Tenant upon the Demised Premises as Landlord shall select shall be removed by Tenant, and Tenant shall restore the Demised Premises to its original condition as of the Commencement Date (ordinary wear and tear and damage by fire or other casualty excepted), at its own cost and expense, at or prior to the expiration of the Term. Landlord hereby agrees that no item of Landlord's Work shall be required to be removed by Tenant at the end of the Term hereof.

     Where furnished by or at the expense of Tenant (except where same is a replacement of an item theretofore furnished and paid for by Landlord or against which Tenant has received a credit or contribution from Landlord), all movable property, furniture, furnishings and trade fixtures other than those affixed to the realty so that they cannot be removed without material damage shall remain the property of Tenant and shall be removed from the Demised Premises on or before the Expiration Date. In the event of damage to the Demised Premises or the Building by reason of such removal, Tenant shall restore the same to good order and condition (normal wear and tear excepted). If Tenant should desire to leave any part of such property in the Demised Premises upon the expiration of the Term, it shall so notify Landlord in writing not less than thirty (30) days prior to the expiration of the Term, specifying the items of property which it desires to so leave. If within fifteen (15) days after the service of such notice Landlord shall request Tenant to remove any of the said property, Tenant shall, at its expense, at or before the expiration of the Term, remove said property and, in case of damage to the Demised Premises or the Building by reason of such removal, restore the Demised Premises to good order and condition (normal wear and tear and damage by fire or other casualty excepted).

     Section 6.08. Landlord shall not be responsible for supervision and/or coordination in respect to Tenant's activities pursuant to this Lease. Landlord's managing agent shall perform such supervision and coordination and, with respect to any work, alteration, decoration, addition or improvement costing more than $15,000, Tenant agrees to pay such managing agent, promptly upon being billed therefor, a sum equal to six (6%) percent of the cost of such work for indirect costs, field supervision and coordination in connection therewith. Tenant agrees to keep records of Tenant's work, alterations, decorations, additions and improvements costing in excess of $15,000 and of the cost thereof. Tenant agrees to furnish to Landlord's managing agent copies of such records certified as correct by Tenant within forty-five (45) days after Landlord's managing agent's request therefor. Notwithstanding anything contained herein to the contrary, the supervisory fee described above shall not apply to any work performed by Tenant in preparation for its initial occupancy of the Demised Premises.

     Section 6.09. Tenant will not do any act or suffer any act to be done which will in any way encumber the title of Landlord or Tenant in and to the Demised Premises or the Building or the Land, nor will the interest or estate of Landlord or Tenant in the Demised Premises or the Building or the Land be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant.

     Section 6.10. Tenant will not suffer or permit any liens to stand against the Demised Premises, the Building or the Land or any part thereof, by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for, or supplied to, Tenant, or anyone holding the Demised Premises or any part thereof through or under Tenant. If any such lien is at any time filed against the Demised Premises or the Building or the Land, Tenant will cause the same to be discharged of record within thirty (30) days after the date that Tenant first has actual knowledge of filing of the same, by either payment, deposit or bonding (and the failure of Tenant to do so shall be a material default hereunder entitling Landlord to give a notice to Tenant pursuant to the provisions of Section 17.01 (1) hereof). In addition to any other right or remedy of Landlord Landlord may, but will not be obligated to, procure the discharge of such lien either by paying the amount claimed to be due by deposit in court or bonding, and/or Landlord will be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest computed at the Interest Rate, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including, without limitation, attorneys' fees incurred in defending such action or in procuring the discharge of such lien, with all necessary disbursements in connection therewith, will become due and payable on the date of payment or deposit, as additional rent.

     Section 6.11. Nothing in this Lease will be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises, the Building or the Land or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Demised Premises, the Building or the Land.

                                  ARTICLE 7.
                      FLOOR LOAD, NOISE, WINDOW CLEANING
                      ----------------------------------

     Section 7.01. Tenant shall not place a load upon any floor of the Demised Premises which exceeds 120 pounds per square foot which is the load per square foot which such floor was designed to carry and which is allowed by law.

     Section 7.02. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or the Demised Premises to such a degree as to be objectionable to Landlord shall be placed and maintained by the party owning the machines or equipment, at such party's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration.

     Section 7.03. Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or of the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction. Prior to the Commencement Date, Landlord, at its sole cost and expense, shall (i) replace any broken glass in the exterior windows of the Demised Premises and
(ii) clean the inside and outside (to the extent practical) of such windows.

                                  ARTICLE 8.
              LAWS, ORDINANCES, REQUIREMENTS OF PUBLIC AUTHORITIES
              ----------------------------------------------------

     Section 8.01. Tenant shall, at its expense, comply with all laws, orders, ordinances and regulations or any direction made pursuant to any law, ordinance, rule, regulation or order of any public office or officer which or who shall, with respect to the particular manner of use of the Demised Premises (as opposed to mere use and occupancy as contemplated by Article 5) or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's particular manner of use of the Demised Premises (as opposed to mere use and occupancy as contemplated by Article 5), or as a result of any installations made therein (whether or not in compliance with the work article hereof) by Tenant or at Tenant's request, or required by reason of a breach of any of Tenant's covenants or agreements hereunder.

     Section 8.02. If Tenant should desire to contest the validity of any such law, ordinance, rule, regulation or order with which Tenant is obligated to comply, it may, at its expense, carry on such contest and non-compliance by it during such contest (so long as Tenant proceeds with due diligence) shall not constitute a breach of this Lease provided that it shall, to the satisfaction of Landlord, indemnify and hold Landlord harmless from and against all liability for any loss, damages and expenses (including, without limitation, attorneys' fees) which might result from or be incurred in connection with such contest or noncompliance. Notwithstanding the foregoing, non-compliance as aforesaid shall not commence or continue if it might subject Landlord to any fine or penalty or to prosecution for a crime, or if it would constitute a default by Landlord under any mortgage or lease affecting the Building and/or the Land.

     Section 8.03. If Tenant receives written notice of any violation of law, ordinance, rule, regulation or order applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

     Section 8.04. Except as aforesaid, Landlord shall, at its expense, comply with or cause to be complied with, all laws, ordinances, rules, regulations and orders of federal, state, county and municipal authorities and any direction made pursuant to law of any public officer or officers which shall, with respect to the public portions of the Building, impose any violation, order or duty upon Landlord or Tenant and with respect to which Tenant is not obligated by Section
8.01 to comply. Except as aforesaid, Landlord shall further, at its expense, comply with or cause to be complied with, all laws, ordinances, rules, regulations and orders of federal, state, county and municipal authorities and any direction made pursuant to law of any public officer or officers which affect Tenant's use or enjoyment of, or access to, the Demised Premises and with respect to which Tenant is not obligated by Section 8.01 to comply. Landlord may, at its expense, contest the validity of any such law, ordinance, rule, order or regulation.

     Section 8.05. Landlord hereby agrees to comply with all present and future laws, ordinances, rules, regulations and orders which are violated as a result of any conditions to the Demised Premises which exist immediately prior to the Commencement Date ("Pre-Existing Conditions"). Landlord further agrees to indemnify and hold Tenant harmless from and against any loss, costs or expenses which Tenant may incur arising out of the existence of any such Pre-Existing Condition which violates any present or future laws, ordinances, rules, regulations and orders as aforesaid.

                                  ARTICLE 9.
                    INSURANCE, PROPERTY LOSS, REIMBURSEMENT
                    ---------------------------------------

     Section 9.01. Tenant shall not do or permit to be done any act or thing upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the New York State standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein and Tenant shall, at its own expense, comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction and shall not knowingly do or permit anything to be done in or upon the Demised Premises in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein over the rate in effect at the commencement of the Term of this Lease. Landlord agrees to provide Tenant with a copy of any notice of increase in the rate of fire insurance caused by Tenant, and Tenant shall have the right to take action to prevent such increase if any cure period is available to Landlord to remedy the conditions which caused such increase.

     Section 9.02. If, by reason of any action or omission of Tenant, the rate of fire, boiler, sprinkler, water damage or other insurance (with extended coverage) on the Building or on the property and equipment of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord for that part of the fire, boiler, sprinkler, water damage or other insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and Tenant shall make the reimbursement on the first day of the month following such payment by Landlord or such other tenants. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of any insurance rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body establishing fire insurance rates for the Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to the Building or Demised Premises. Landlord agrees to provide Tenant with a copy of any notice of increase in the rate of fire insurance caused by Tenant, and Tenant shall have the right to take action to prevent such increase if any cure period is available to Landlord to remedy the conditions which caused such increase.

     Section 9.03. Tenant, at Tenant's own cost and expense, shall maintain insurance protecting and indemnifying Landlord and Tenant (and at Landlord's request, the landlord under any ground or underlying lease [herein "Overlandlord"], as well as the holder of any mortgage affecting the Land, the Building or both) against any and all claims for injury or damage to persons or property for the loss of life or of property occurring upon, in or about the Demised Premises and the public portions of the Building used by Tenant, its employees, agents, contractors, customers and invitees arising out of the negligent act or omission of any of the foregoing, such insurance to afford minimum protection during the Term of this Lease of not less than a single combined limit of $2,000,000 in respect of property damage and bodily injury or death to any one person or in respect of any one occurrence or accident (which may be maintained by umbrella coverage). Landlord may from time to time require that the amount of liability insurance to be maintained by Tenant under this Article be increased so that Landlord shall be adequately protected giving due consideration to all relevant circumstances and conditions. Landlord hereby agrees to maintain throughout the Term the insurance required to be maintained by Landlord pursuant to the mortgage currently encumbering the Building (or, if no mortgage shall encumber the Building, commercially reasonable levels of fire and extended coverage insurance covering the Building and general liability insurance in amounts and types customarily carried by owners of similar buildings in the area of the Building.

     All such insurance shall be effected under valid and enforceable policies (which may cover the Demised Premises and other locations), shall be issued by insurers of recognized responsibility and shall contain a provision whereby the insurer agrees not to cancel the insurance without ten (10) days' prior written notice to Landlord.

     On or before the Commencement Date of this Lease, Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverage and renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was theretofore required to be furnished.

     Section 9.04. Tenant shall give Landlord immediate notice in case of a fire or accident in the Demised Premises or the Building, or of defects therein or in any fixtures or equipment promptly after Tenant becomes aware of the same.

     Section 9.05. Tenant shall indemnify and hold Landlord harmless from and against all liabilities, suits, claims, demands and actions, and costs and expenses of any kind or nature, due to or arising out of any injury to person or property, including death resulting at any time therefrom, occurring in or about the Demised Premises (unless caused by or due to the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees, in which event Tenant's indemnification herein shall be only to the extent, if any, of Tenant's negligence or willful misconduct or that of Tenant's agents, employees, contractors or invitees). To the extent of any valid and collectible insurance furnished by Tenant for the protection of Landlord, Tenant's obligation to indemnify and hold Landlord harmless against liability which is covered by such insurance shall be deemed, to the extent thereof, to be satisfied.

     Section 9.06. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage or rent insurance policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The parties hereto shall give prompt notice to the other in the event such clause is or becomes unavailable. The waiver of subrogation or permission for waiver of any claim shall extend to the agents of each party and the employees of each party and its respective agents and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then the party benefiting from the waiver or permission shall pay such charge upon written demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

     Subject to the foregoing provisions of this Section 9.06, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its properly by fire or other casualty (including rental value or business interest, as the case may be) occurring during the Term of this Lease.

     Section 9.07. Tenant agrees to look solely to Landlord's estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the Demised Premises, and the proceeds of any casualty insurance policy thereon, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant.

                                  ARTICLE 10.
                 DAMAGE OR DESTRUCTION BY FIRE OR OTHER CAUSE
                 --------------------------------------------

     Section 10.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall to the extent permitted by available insurance proceeds, repair the damage and restore and rebuild the Building and/or the Demised Premises (without limiting the rights of any insurance company, subrogated to Landlord's rights hereunder pursuant to the terms of any insurance policy as to which Landlord shall have been unable to obtain a waiver of subrogation in accordance with Section 9.06 hereof to seek recovery from Tenant, and any rights of Landlord under any other provisions of this Lease or at law or in equity), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be relieved of liability or responsibility for damage or destruction resulting from the fault or neglect of Tenant if the insurance policies carried by Landlord on the Building do not contain a waiver of the right of subrogation.

     Section 10.02. If the Building or the Demised Premises shall be partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rent shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant occupy or reoccupy a portion of the Demised Premises during the period the Demised Premises are made completely untenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

     Section 10.03. If the Building or Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the

Building shall be so damaged or destroyed by fire or other cause that Landlord shall decide not to restore or rebuild it, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty, provided, however, that in the event of a total damage or destruction to the Building, Landlord shall have made such election as to all or substantially all of the tenants occupying the Building. If the Demised Premises shall be substantially damaged or destroyed during the final two (2) years of the Term, each of Landlord and Tenant shall have the option, to be exercised by giving written notice to the other, within thirty
(30) days of the occurrence of such damage, to terminate this Lease and the Term and estate hereby granted as of the date of such damage or destruction. In case of any damage or destruction mentioned in this Article 10, Tenant may terminate this Lease by notice to Landlord, (x) unless, in the reasonable opinion of a reputable architect or contractor selected by Landlord, and reasonably satisfactory to Tenant, who shall be experienced with regard to restoration of comparable buildings following such a casualty (which opinion shall be delivered to Tenant within forty-five (45) days following the occurrence of such damage), the damage or destruction can be repaired and restored such that the Building and the Demised Premises shall be tenantable within nine (9) months following the occurrence of such damage (subject to extension as set forth immediately below), or (y) if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within nine (9) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control, and such termination shall be effective upon the expiration of thirty (30) days after the date of such notice. Upon the termination of this Lease as provided above, Tenant may remove its fixtures, personal property and inventory from the Demised Premises.

     Section 10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 10. Landlord shall endeavor to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's business, provided no additional costs, for labor at overtime or premium rates, or otherwise, are incurred thereby.

     Section 10.05. Tenant covenants and agrees to cooperate with Landlord, the landlord under any ground or underlying lease to which this Lease is subject and subordinate or any mortgagee of any mortgage to which this Lease is subordinate in their attempts to collect insurance proceeds (including rent insurance proceeds) payable to any of such parties.

     Section 10.06. Landlord will not carry separate insurance of any kind on Tenant's property and Landlord shall not be obligated to repair any damage thereto or replace the same.

     Section 10.07. In the event of the termination of this Lease pursuant to any of the provisions of this Article 10, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the Fixed Rent and additional rent payable hereunder shall be apportioned as of such date.

     Section 10.08. The provisions of this Article 10 shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application to the Demised Premises and this Lease.

                                  ARTICLE 11.
                       ASSIGNMENT, SUBLETTING, MORTGAGING
                       ----------------------------------

     Section 11.01. (a) Tenant will not by operation of law or otherwise, assign, mortgage or otherwise encumber this Lease, nor the estate and Term hereby granted, nor sublet or permit the Demised Premises or any part thereof to be used by others, without Landlord's prior written consent in each instance. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting.

     If Tenant desires to assign or sublet all or any portion of the Demised Premises, Tenant agrees to use as its exclusive rental agent for such purpose the then designated leasing agent of the Building and to notify such leasing agent of its desire to assign this Lease or sublet the Demised Premises. Upon obtaining a proposed assignee or sublessee, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (1) the name of the proposed assignee or subtenant; (2) the terms and conditions of the proposed assignment or subletting; (3) the nature and character of the business of the proposed assignee or subtenant and any other information reasonably requested by Landlord.

     Upon receipt of the foregoing submission from Tenant Landlord shall have the following options to be exercised within fifteen (15) Business Days from the date of such receipt:

     1. If an assignment shall be proposed or if a proposed subletting shall be for all or substantially all of the Demised Premises, Landlord shall have the option to terminate this Lease effective as of the date proposed by Tenant for such assignment or subletting.

     2. If a proposed sublease shall be for less than all or substantially all of the Demised Premises or if it shall be for less than the balance of the Term of this Lease, Landlord shall have the option to terminate this Lease as to the portion of the Demised Premises proposed to be sublet for such portion of the Term as is included in such proposed sublease, effective as of the effective date of such proposed sublease. In the event of the exercise of such option under this subparagraph 2, the rent and all other charges payable hereunder shall be equitably apportioned, and Tenant shall be responsible for the cost of constructing any necessary demising walls.

     3. (a) Landlord shall have the option to require Tenant to execute an assignment or sublease to Landlord, or to any party designated by Landlord, upon the same terms and conditions as contemplated with the proposed assignee or subtenant, except that (A) Landlord (or Landlord's designee) as assignee or sublessee shall have an express unlimited right to further assign or sublease to others and to make any alterations required in connection therewith, and (B) the rent or consideration payable under such assignment or sublease to Landlord (or Landlord's designee) shall be the lower of (i) the rental payable by Tenant to Landlord under this Lease, or (ii) the rental payable by the proposed assignee or subtenant pursuant to the assignment or sublease originally proposed by Tenant.

            (b) If Landlord shall not exercise any of its foregoing options within the time set forth above, provided Tenant shall not then be in default hereunder, Landlord's consent to any such proposed assignment or subletting shall not be "unreasonably" withheld, as described in paragraph (c) of this
Section 11.01.

     If Landlord shall not exercise any of the options described in paragraph
(a) above and Tenant shall thereupon assign this Lease or sublet all or any portion of the Demised Premises, then and in that event Tenant shall pay to Landlord as additional rent the difference, if any, between the Fixed Rent plus additional rent allocable to that part of the Demised Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and the Fixed Rent and additional rent payable by the assignee or sublessee to Tenant. Such additional rent payments shall be made monthly within five (5) days after receipt of the same by Tenant. Any other cash or other consideration payable to Tenant in connection with such assignment or sublease or the sale of Tenant's property in connection therewith shall be similarly paid over to Landlord when and as received by Tenant.

     If Tenant fails to consummate any proposed assignment or subletting to which Landlord shall have consented within sixty (60) days after granting such consent, paragraph (a) shall again apply to said proposed assignment or subletting.

     No option exercised by Landlord pursuant to the above provisions of paragraph (a), and no assignment or sublease made to Landlord under the above provisions of paragraph (a), shall be binding upon any purchaser of any ground or underlying lease who acquires such ground or underlying lease by reason of the foreclosure of any mortgage to which this Lease is subordinate, nor upon any assignee of any ground or underlying lease who takes such assignment in lieu of such foreclosure, it being understood, however, that such purchaser or assignee may, at its option, elect to enforce such option, assignment or sublease.

     (c) In determining reasonableness with respect to its consent to a proposed assignment or sublease by Tenant, Landlord may take into consideration all relevant factors surrounding the proposed assignment or sublease, including, without limitation, the following:

            (i) the financial stability and business reputation of the proposed assignee or subtenant;

            (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the majority of other tenants in the Building;

            (iii) that the proposed assignee or subtenant shall not be a tenant of other space in the Building or a party which has dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent, provided Landlord has space in the Building for such proposed assignee or subtenant;

            (iv) restrictions contained in leases of other tenants of the Building;

            (v) the effect that the proposed assignee's or subtenant's occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and Landlord's investment therein;

            (vi) that not more than one entity shall occupy the Demised Premises at any time.

     Section 11.02. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

     Section 11.03. Each assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, additional rent and adjustments of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term of this Lease. Notwithstanding the forgoing, in the event of an assignment of this Lease to an entity whose business and intended use of the Demised Premises is acceptable to Landlord and which has a net worth, as determined in accordance with generally accepted accounting principals, at least equal to the net worth, similarly determined, of Tenant as of the date of this Lease then, in such event, Landlord agrees to release Tenant from any and all liability arising under this Lease from after the effective date of such assignment. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto.

     Section 11.04. For the purposes of this Lease, any sale, transfer or assignment of any of the stock of a corporate Tenant or any transfer in the control of Tenant by operation of law or otherwise shall be deemed an assignment.

     Section 11.05. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory or otherwise, shall not operate to vest any right or interest in this Lease or the Demised Premises. It is expressly understood that any such listing is a privilege extended by Landlord that is revocable at will by written notice to Tenant.

     Section 11.06. Tenant shall reimburse Landlord for any costs incurred by Landlord to review the requested consent provided in Article 11, including attorneys' fees.

     Section 11.07. If Landlord shall recover or come into possession of the Demised Premises before the Expiration Date, Landlord shall have the right to take over any sublease made by Tenant and to succeed to all lights of Tenant thereunder, Tenant hereby assigning (effective as of the date of Landlord's succession of Tenant's estate in the Demised Premises) such subleases as Landlord may elect to take over. Every subletting hereunder shall be subject to the condition that, from and after the termination of this Lease or re-entry by Landlord hereunder or other succession by Landlord to Tenant's estate in the Demised Premises, the subtenant under such sublease shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, shall be bound to Landlord for the balance of the term thereof and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not be (a) liable for any previous act, omission or negligence of Tenant under such sublease, (b) subject to any counterclaim, defense or offset theretofore accruing to such subtenant against Tenant, (c) bound by any previous modification or amendment of such sublease made without Landlord's consent or by any previous prepayment of more than one month's rent and additional rent unless paid as provided in the sublease, or (d) obligated to perform any repairs or other work in the subleased space or the Building beyond Landlord's obligations under this Lease, and each subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment.

     Section 11.08. Notwithstanding anything to the contrary elsewhere contained herein (including Section 11.01(a) hereof), provided that Tenant shall not be in default in any of the terms of this Lease beyond notice and the expiration of any applicable grace period, Tenant may, without Landlord's consent but upon not less than ten (10) days' prior written notice to Landlord, sublet to any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as a "Related Entity") all or part of the Demised Premises or permit any Related Entity to occupy the same for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such subletting or occupancy shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall such subletting or occupancy relieve, release, impair or discharge any of Tenant's obligations hereunder. Tenant shall deliver to Landlord a copy of any such sublease or occupancy agreement for all or any portion of the Demised Premises.

     Section 11.09. Notwithstanding anything to the contrary elsewhere contained herein (including Section 11.01(a), which shall not be applicable to an assignment or transfer pursuant to this Section 11.09), Tenant may, upon prior written notice to Landlord, assign or transfer its entire interest in this Lease and the leasehold estate hereby created to a "Successor Corporation" (as such term is hereinafter defined) of Tenant, provided that Tenant shall not be in default in any of the terms of this Lease beyond notice and the expiration of any applicable grace period. A "Successor Corporation", as used in this Section, shall mean (a) a corporation into which or with which Tenant, its corporate successors or permitted assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of a corporation, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (b) a corporation, partnership or other business entity acquiring this Lease and the Term and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquired corporation) of Tenant, its corporate successors or permitted assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors or permitted assigns, or
(c) any corporate successor to a Successor Corporation becoming such by either of the methods described in subdivisions (a) and (b) above, provided that, (x) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the corporation, partnership or other business entity surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have a net worth, as determined in accordance with generally accepted accounting principles, at least equal to the greater of (i) the net worth, similarly determined, of Tenant, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be, or (ii) the net worth, similarly determined, of Tenant as of the date of this Lease and (y) proof of such net worth, as evidenced by a statement from a certified public accounting firm reasonably satisfactory to Landlord shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such merger or consolidation, or acquisition and assumption, as the case may be. Upon the compliance with the foregoing provisions of this Section 11.09, and the delivery to Landlord of the agreement of the Successor Corporation, in form and substance satisfactory to Landlord, to assume all the terms of this Lease to be performed by Tenant, and to be bound thereby, the corporation, partnership or other business entity so assigning or transferring this Lease shall thereafter be released and discharged from any obligations thereafter arising under this Lease.

     Section 11.10. In the event that any subtenant approved by Landlord pursuant to the terms and conditions of this Article 11 (not including any subtenant for which Landlord's consent is not required pursuant to the terms and conditions of this Article 11) occupies substantially all of the Demised Premises for the balance of the Term and provided such subtenant agrees to attorn to Landlord upon all of the terms and conditions of this Lease (including the Fixed Rent and additional rent payable under this Lease by Tenant (computed at the rate per square foot payable by Tenant hereunder)), Landlord shall, upon the written request of Tenant, deliver to such subtenant a non-disturbance/attornment agreement in Landlord's then standard form.

                                  ARTICLE 12.
                           NO LIABILITY ON LANDLORD
                           ------------------------

     Section 12.01. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building of which they form a part.

     If at any time any windows of the Demised Premises are temporarily closed ("temporarily" for the purposes of this Section 12.01 meaning a period not in excess of thirty (30) consecutive days), darkened or bricked up for any reason whatsoever (other than by reason of Landlord's own arbitrary, unjustified acts), Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. In the event that the windows are closed, darkened or bricked up for more than thirty (30) consecutive days (and same shall not have been required by law), there shall be, as Tenant's sole remedy, an equitable abatement for the Fixed Rent and additional rent hereunder until such condition shall be remedied. Landlord agrees that Landlord will not permanently close, darken or brick up the windows of the Demised Premises unless required by law.


                                  ARTICLE 13.
                           MOVING OF HEAVY EQUIPMENT
                           -------------------------

     Section 13.01. Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which consent Landlord agrees not to unreasonably withhold or delay. For purposes hereof, the term "bulky matter" shall not include ordinary personal computers and related equipment. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master Riggers License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant's expense.


                                 ARTICLE 14.
                                 CONDEMNATION
                                 ------------

     Section 14.01. In the event that the whole or any material portion of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasipublic use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only an immaterial part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the rent hereunder for such part shall be abated. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall in the reasonable opinion of Landlord be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and additional rent shall be abated to the extent, if any, hereinbefore provided in this Article 14. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore with reasonable diligence the remaining structural portions of the Demised Premises as nearly as practicable to the same condition as it was prior to such condemnation or taking.

     In the event of termination in any of the cases hereinabove provided in this Article 14, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and the rent hereunder shall be apportioned as of such date.

     In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.


                                  ARTICLE 15.
             ENTRY, RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING
             ------------------------------------------------------

     Section 15.01. Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the Demised Premises. All such pipes and conduits shall either be concealed above the suspended ceiling area, or within the demising walls or installed in the service columns, or shall be installed along the walls of the Demised Premises and appropriately enclosed, where feasible. In the event the construction deprives the Tenant of the use of a material or substantial portion of the usable area of the Demised Premises (other than on a temporary basis), the Tenant shall be entitled to an pro rata abatement of rent for the space so permanently taken. Landlord agrees that in the event more than ten (10%) of the Demised Premises is permanently taken pursuant to this Article 15 and such taking materially interferes with Tenant's ability to conduct its business in the balance of the Demised Premises, Tenant shall, within thirty (30) days after such permanent taking, have the right to cancel and terminate this Lease upon written notice to Landlord. Landlord or its agents or designees shall have the right, but only upon not less than ten
(10) days prior notice (except in emergencies, in which event no notice shall be required) given to Tenant or any authorized employee of Tenant at the Demised Premises, to enter the Demised Premises at reasonable times during business hours, for the purpose of making such repairs or alterations as shall be required or as Landlord shall have the right to make by the provisions of this Lease. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs and alterations above mentioned without the same constituting an eviction of Tenant in whole or in part, and the rent reserved hereunder shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made, by reason of loss or interruption of the business of Tenant because of the prosecution of any such work, or otherwise. Landlord agrees to do any work pursuant to this Article in such a manner so as not to unreasonably interfere with Tenant's business, provided no additional costs, for labor at overtime or premium rates, or otherwise, are incurred thereby (unless the health or safety of Tenant's employees is threatened, in which event Landlord shall employ overtime labor if doing so will eliminate such threat) and at Tenant's option a representative of Tenant may be present during the performance of any such work.

     Section 15.02. During the twelve (12) months prior to the expiration of the Term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants. Landlord shall also have the right to enter the Demised Premises for the purpose of inspecting the same or exhibiting the same to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the property of which the Demised Premises forms a part. The holders of any mortgage of Landlord's interest in the property, or such holders' agents or designees, shall also have such right of inspection for itself and for any prospective assignees of any such mortgagees. Landlord agrees, to the extent practicable, to give Tenant reasonable prior notice of any exhibition or inspection pursuant to this Section
15.02 and to perform any such exhibition or inspection at times convenient to Tenant and in a manner so as to minimize interference with Tenant's business.

     Section 15.03. Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Demised Premises or any part thereof: entrances, passageways, elevators, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building, provided any such changes do not require Tenant to perform any work in the Demised Premises and further provided such changes do not unreasonably interfere with Tenant's access to and use of the Demised Premises.


                                  ARTICLE 16.
                                  BANKRUPTCY
                                  ----------

     Section 16.01. (a) Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) Tenant shall (A) have applied for or consented to the appointment of a receiver, trustee, liquidator, or other custodian of Tenant or any of its properties or assets, (B) have made a general assignment for the benefit of creditors, (C) have commenced a voluntary case for relief as a debtor under the United States Bankruptcy Code or filed a petition to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (D) be adjudicated a bankrupt or insolvent; or (ii) without the acquiescence or consent of Tenant an order, judgment or decree shall have been entered by any court of competent jurisdiction approving as properly filed a petition seeking relief under the United States Bankruptcy Code or any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute with respect to Tenant or appointing a receiver, trustee, liquidator or other custodian of all or a substantial part of its properties or assets, and such order, judgment or decree shall have continued unstayed and in effect for any period of not less than sixty (60) days. Neither Tenant, nor any person claiming through or under Tenant (except for any subtenant who has received a non-disturbance/attornment agreement from Landlord in accordance with Section 11.10 hereof) or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable only to the party then owning Tenant's interest in this Lease.

     (b) It is stipulated and agreed that in the event of the termination of this Lease pursuant to paragraph (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary but subject to applicable law, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at one (1%) percent above the then prime commercial lending rate of Marine Midland Bank N.A. If the Demised Premises or any part thereof be re-let by Landlord for the unexpired Term of this Lease, or any part thereof, before the presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be prima facie evidence as to the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the Right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule in effect at the time when, and governing the proceedings in which, such damages are to be approved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. Notwithstanding the foregoing provisions of this Section 16.01(b), if this Lease shall be terminated as a result of any of the conditions described in Section 16.01(a), then, in such event, Landlord agrees to use commercially reasonable efforts to relet the Demised Premises and thus to mitigate Tenant's damages provided for in this Section 16.01(b).

                                  ARTICLE 17.
                DEFAULTS AND REMEDIES AND WAIVER OF REDEMPTION
                ----------------------------------------------

     Section 17.01. (1) If (A) Tenant defaults in fulfilling any of the covenants of this Lease, (i) with respect to the covenant for the payment of Fixed Rent or additional rent, if such default shall continue for five (5) days, and (ii) with respect to any other covenants, if such default shall continue for twenty (20) days, in either event, after Landlord shall have given to Tenant a written notice specifying such default, or (B) the Demised Premises become vacant or abandoned, or (C) in the case of the happening of a default or omission (other than in the payment of Fixed Rent, additional rent or other charges hereunder and other than the failure to cause a lien against the Demised Premises, the Building or the Land to be discharged of record within the time period provided elsewhere in this Lease) which cannot with due diligence be completely cured or remedied within such twenty (20) day period, if Tenant shall not have diligently commenced curing such default within such twenty (20) day period, and shall not thereafter with reasonable diligence and in good faith be proceeding to remedy or cure such default, then, in any such case, Landlord may give to Tenant a notice of intention to terminate this Lease upon the expiration of five (5) days from the service of such notice of intention, and upon the expiration of said five (5) days, this Lease and the Term hereof shall terminate, and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     (2) If (A) the notice provided for in (1) hereof shall have been given, and the Term shall expire as aforesaid; or (B) if Tenant shall make any default in the payment of Fixed Rent or additional rent herein reserved, or any part of either, or in making any other payment herein provided within the time period provided for in subsection (1) above; or (C) if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant; or (D) if Tenant shall fail to move into or take possession of the Demised Premises within ninety (90) days after commencement of the Term of this Lease, of which facts Landlord shall be the sole judge; then in any of such events Landlord may, to the extent legally permissible without further notice, re-enter the Demised Premises either by force or otherwise, and dispossess Tenant and the legal representatives of Tenant or any other occupants of the Demised Premises by summary proceedings or otherwise and remove their effects and hold the Demised Premises as if this Lease had not been made. If Tenant shall make default hereunder, beyond the expiration of any applicable notice and cure periods, prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice, but Tenant shall remain liable as hereinafter provided.

     Section 17.02. In case of any such default, after the expiration of the applicable notice and cure periods provided in Section 17.01(1), re-entry, expiration and/or dispossess by summary proceedings or otherwise, (i) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration together with such costs as Landlord may incur for legal expenses, reasonable attorneys' fees, brokerage and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (ii) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent; and/or
(iii) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, at the election of Landlord, either:

     (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (1) the aggregate of the installments of Fixed Rent and the additional rent (if any) which would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full term hereby granted pursuant to Articles 1 and 2 hereof, over (2) the aggregate rental value of the Demised Premises for the same period, said lump sum to be discounted to the Expiration Date of this Lease at the then prevailing prime rate of interest; or

     (b) sums equal to the aggregate of the installments of Fixed Rent and additional rent (if any) which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date hereinbefore set for the expiration of the full Term hereby granted; provided, however, that if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord for such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord terminating this Lease or of re-entering the Demised Premises and of securing possession thereof, including, without limitation, attorneys' fees and costs of removal and storage of Tenant's property, as well as the expenses of re-letting, including repairing, restoring, altering, decorating and preparing the Demised Premises for new tenants, brokers' commissions, advertising costs, reasonable attorneys' fees, and all other similar or dissimilar expenses chargeable against the Demised Premises and the rental therefrom in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; provided, further, that (1) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (2) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this paragraph (b) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (3) if the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

     For the purpose of paragraph (a) of this Section 17.02, the amount of additional rent which would have been payable by Tenant under Article 3 hereof for each year, as therein provided, ending after such termination of this Lease or such re-entry, shall be deemed to be an amount equal to the amount of such additional rent payable by Tenant for the calendar year and Tax Year ending immediately preceding such termination of this Lease or such re-entry. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated under the provisions of Articles 16 or 17 hereof, or under any provision of law, or had Landlord not re-entered the Demised Premises.

     Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord in Landlord's sole judgment considers advisable and necessary for the purpose of re-letting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from any liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such reletting. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude
Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

                                  ARTICLE 18.
               LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS
               ------------------------------------------------

     Section 18.01. If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease and such default shall continue beyond any applicable notice and cure period (provided, however, in the case of an emergency neither notice nor the expiration of any cure periods shall be necessary), Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceedings, such sums paid or obligations incurred with interest computed at the Interest Rate and costs shall be deemed to be additional rent hereunder and shall be paid to it by Tenant on demand.


                                 ARTICLE 19.
                          COVENANT OF QUIET ENJOYMENT
                          ---------------------------

     Section 19.01. Landlord covenants that upon Tenant paying the rent and additional rents and observing and performing all the terms, covenants and provisions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease.


                                  ARTICLE 20.
                                  EXCAVATION
                                  ----------

     Section 20.01. In the event that an excavation should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning.


                                  ARTICLE 21.
                            SERVICES AND EQUIPMENT
                            ----------------------

     Section 21.01. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, at its cost and expense:

     (a) Provide necessary elevator facilities on Business Days from 8:00 A.M. to 6:00 P.M. and shall have sufficient elevators available at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Tenant shall have access to the Demised Premises twenty-four (24) hours a day, seven (7) days per week.

     (b) Maintain and keep in good order and repair the heating system installed by Landlord. The aforesaid system will be operated by Landlord when seasonably required on Business Days, and shall be effective from 8:00 A.M. to 6:00 P.M. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Demised Premises during the hours or days Landlord is not required to furnish heat pursuant to this paragraph. Any use or occupancy of the Demised Premises during the hours or days Landlord is not so required to furnish heat to the Demised Premises shall be at the sole risk, responsibility and hazard of Tenant. If the Demised Premises shall be uninhabitable during such times as Landlord is not required to furnish heat to the Demised Premises pursuant to this paragraph, such condition shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the Demised Premises. It is Landlord's recommendation that Tenant cause all of the windows in the Demised Premises to be kept closed to facilitate proper functioning of the heating system. If Tenant shall elect not to do so, any improper functioning of the heating system resulting therefrom shall be the sole responsibility of Tenant to cure (at Tenant's sole cost and expense). Tenant shall keep entirely unobstructed all of the vents, intakes, outlets and grilles, at all times and shall comply with and observe all reasonable regulations and requirements prescribed by Landlord for the proper functioning of the heating system.

     (c) Air-conditioning service ("A/C Service") shall be furnished to the Demised Premises by way of an existing air-cooled package type air-conditioning unit (the "A/C Unit"). Tenant shall, at Tenant's expense, maintain and repair and replace (as necessary) the A/C Unit, including, without limitation, the periodic cleaning of filters, replacement of fuses and bets, the calibration of thermostats and all start-up and shutdown maintenance of the A/C Unit. Landlord hereby agrees to "balance" the A/C Service in the Demised Premises as part of Landlord's Work, however, it is understood that Landlord shall have no further obligation to "balance" the A/C Service after the Commencement Date. Such maintenance obligations shall be performed throughout the Term by a reputable air-conditioning maintenance company engaged by Tenant at Tenant's expense (and first approved by Landlord). Tenant shall pay on demand all expenses incurred in connection with the maintenance and repair of the A/C Unit. In the event of the total breakdown of the A/C Unit In such a manner that the same cannot reasonably be repaired, Landlord shall replace the A/C Unit at its own cost and expense. All electricity used in connection with the operation of the A/C Unit shall be supplied by Landlord upon and subject to all of the terms and conditions contained in Article 4 hereof. The existing A/C Unit, and any replacements thereof or additional units installed by Tenant during the Term, shall be and remain at all times the property of Landlord, and Tenant shall surrender the A/C Unit and all such repairs and replacements to Landlord in good working order and condition on the Expiration Date. If any permit or license shall be required for the operation of any A/C Unit serving the Demised Premises, Landlord shall have the option of obtaining the same on Tenant's behalf and at Tenant's expense, or requiring Tenant, at Tenant's expense, to obtain and maintain any such permit or license. It is Landlord's recommendation that Tenant cause all of the windows in the Demised Premises to be kept closed to facilitate proper functioning of the A/C Unit. If Tenant shall elect not to do so, any improper functioning of the A/C Unit resulting therefrom shall be the sole responsibility of Tenant to cure (at Tenant's sole cost and expense). Tenant shall keep entirely unobstructed all of the vents, intakes, outlets and grilles, at all times and shall comply with and observe all reasonable regulations and requirements prescribed by Landlord for the proper functioning of the A/C Unit.

     (d) Furnish hot and cold water for lavatory, drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purpose, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the mater or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

     Section 21.02. A. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 21 when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will permit. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension.

     B. Notwithstanding the foregoing, in the event that as a result of such interruption, curtailment or suspension of services not necessitated by Tenant's acts and not occurring as a result of a requirement of law or a situation beyond Landlord's reasonable control, Tenant shall be unable to conduct and shall actually discontinue conducting its normal business operations in the Demised Premises for a period of ten (10) consecutive Business Days or longer and shall notify Landlord of such discontinuance at the inception of such period (the "Inception Notice"), then Tenant shall be entitled to an abatement of the Fixed Rent and additional rent payable with respect to the Demised Premises for the period beginning on the day after the Demised Premises were so rendered unusable for the conduct of Tenant's normal business operations (and such Inception Notice was given) and ending on the earlier of the date on which
(a) Tenant resumes occupancy of the Demised Premises for the conduct of its business or (b) the Demised Premises are rendered usable for the conduct of Tenant's business operations (regardless of any delay by Tenant in thereafter resuming such business operations).

     Section 21.03. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

     Section 21.04. (a) Tenant, at its sole cost and expense, shall cause the Demised Premises to be exterminated on a monthly basis to the satisfaction of Landlord and shall for such purposes employ exterminators designated by Landlord, which exterminators charges shall be reasonably comparable to the charges of other exterminators of similar skill, quality and experience for similar services in similar buildings in Manhattan.

     (b) If Tenant shall have facilities on the Demised Premises for cooking, drinking, eating, washing and/or storage of food, or similar items, Tenant shall, on a weekly basis, cause the portion of the Demised Premises on which such facilities are located to be exterminated to the satisfaction of Landlord by exterminators designated by Landlord. The foregoing shall not, however, constitute any approval or consent to the use of the Demised Premises for such purposes.

     (c) If Tenant fails to comply with the provisions of this Section, Landlord, in addition to any other remedies available to it under this Lease or pursuant to law, may perform such service, and the cost therefor shall be paid by Tenant on demand as additional rent hereunder.

     Section 21.05. Tenant shall clean the Demised Premises and arrange for the removal of all rubbish and refuse therefrom in accordance with the standards of the Building (the "Building

Standard"). Tenant shall employ for such purposes only the maintenance and trash removal contractors designated by Landlord for use in the Building (such contractors' charges to be reasonably comparable to the charges of other contractors of similar skill, quality and experience for similar services in similar buildings in Manhattan). All such charges shall be paid promptly by Tenant directly to such contractors.

     Section 21.06. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to sell, deliver or furnish any food or beverages, either personally or through the use of vending machines, for consumption within the Demised Premises or elsewhere in the Building. Landlord expressly reserves the light to act as or to designate at any time, or from time to time, an exclusive supplier or suppliers of such food and beverages; and Landlord further expressly reserves the right to exclude from the Building any person, firm or corporation attempting to deliver or purvey any such food or beverages but not so designated by Landlord. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the Demised Premises by employees and invitees of Tenant, but not for resale to or for consumption by any other tenant. Landlord may fix in its absolute discretion, at any time and from time to time, the hours during which, the regulations under which, foods and beverages may be brought into the Building by regular employees of Tenant. Notwithstanding the foregoing, it is understood that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the Demised Premises by employees of Tenant, but not for resale to or for consumption by any other tenant. It is further understood that Tenant may order food and beverages for delivery to Tenant in the Demised Premises for consumption by Tenant's employees and invitees from contractors, restaurants and caterers selected by Tenant, without obtaining Landlord's prior consent, provided, however, that if Landlord determines that the delivery by any such contractor, restaurant or caterer poses a security risk to the Building personnel or to other tenants in the Building or otherwise causes a nuisance or disruption in the Building, Landlord may exclude same from the Building.


                                  ARTICLE 22.
                            DEFINITION OF LANDLORD
                            ----------------------

     Section 22.01. The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Land and the Building or the Building or the tenant under a ground or underlying lease affecting the Land and the Building or the Building, or both, to whom this Lease may be assigned, or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Land and the Building or the Building, or of such ground or underlying lease, such owner, tenant under a ground lease or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord thereafter accruing hereunder; but such covenants, conditions and agreements shall be binding upon each new owner, tenant under a ground or underlying lease, or mortgagee in possession for the time being of the Land and the Building, until sold, assigned or transferred.


                                  ARTICLE 23.
                          INVALIDITY OF ANY PROVISION
                          ---------------------------

     Section 23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease, or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.


                                  ARTICLE 24.
                                    BROKER
                                    ------

     Section 24.01. The parties hereto agree that Janet Liff and SageGroupAssociates Inc. (collectively, the "Brokers") were the only brokers who negotiated and brought about this transaction, and Landlord agrees to pay the Brokers a commission therefor as per separate agreements. Tenant represents and warrants that it has not dealt with any broker other than the Brokers with respect to the Demised Premises, and Tenant agrees to indemnify and save Landlord harmless from any claims made by other brokers claiming to have dealt with Tenant. Landlord represents that it has not dealt with any broker other than the Brokers, and Landlord agrees to indemnify and save Tenant harmless from any claims made by other brokers claiming to have dealt with Landlord.


                                  ARTICLE 25.
                                 SUBORDINATION
                                 -------------

     Section 25.01. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Building of which the Demised Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative, and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant.

     Section 25.02. At the option of Landlord or any successor landlord or the holder of any mortgage affecting the Demised Premises, Tenant agrees that neither the cancellation nor termination of any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a mortgage affecting said premises, nor the institution of any suit, action, summary or other proceeding against Landlord herein or any successor landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of any such landlord, successor landlord, or the holder of such mortgage, Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord's interest in the Demised Premises, or to such holder of such mortgage or to the purchaser of the mortgaged premises in foreclosure.

     Section 25.03. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, pursuant to the terms of this Lease, if any, Tenant will not exercise any such right until:

     (i) it has given written notice of such act or omission to the following (whose names and addresses shall previously have been furnished to Tenant) by delivering such notice of such act or omission addressed to the last address so furnished:

            (a) the holder of any first mortgage, and

            (b) the landlord under any ground or underlying lease to which this Lease is subject and subordinate; and

     (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice during which such parties, or any of the parties, with reasonable diligence, following the giving of such notice, has not commenced and continued to remedy such act or omission or to cause the same to be remedied.

     Section 25.04. If, in connection with obtaining financing, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not, in Tenant's good faith opinion, increase the obligations of Tenant hereunder or materially or adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises or reduce Landlord's obligations under the Lease.

     Section 25.05. Landlord agrees to use its best efforts to obtain from its current and any future mortgagee for the benefit of Tenant a Subordination, Non-disturbance and Attornment Agreement in such mortgagee's standard form, provided that such "best efforts" shall not require Landlord to expend any sum of money (other than its legal expenses and processing expenses (if any) charged by the mortgagee for processing said Subordination, Non-disturbance and Attornment Agreement) and further provided that Landlord shall have no liability whatsoever, and the obligations of the parties hereto shall not be affected in any manner whatsoever, if any such mortgagee shall fail to deliver such agreement.

                                  ARTICLE 26.
                             ESTOPPEL CERTIFICATE
                             --------------------

     Section 26.01. Tenant agrees, at any time, and from time to time, upon not less than ten (10) days prior notice from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing addressed to Landlord certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent, additional rental and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and any claim or offset in favor of Tenant, and, if any, specifying each such default, claim or offset in favor of Tenant, and, if any, specifying each such default, claim or offset of which signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any purchaser or prospective purchaser of the Building and/or the Land and by any mortgagee or prospective mortgagee of any mortgage affecting the Building and/or the Land, and by any landlord under a ground or underlying lease affecting the Land or the Building.

     Section 26.02. Landlord agrees, at any time, and from time to time, upon not less than ten (10) days prior notice from Tenant, to execute, acknowledge and deliver to Tenant a statement in writing addressed to Tenant certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent, additional rent and other charges have been paid, and stating whether or not, to the best knowledge of the signer of such certificate for and on behalf of Landlord, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease and, if any, specifying each such default of which such signer may have knowledge.


                                  ARTICLE 27.
                    LEGAL PROCEEDINGS, WAIVER OF JURY TRIAL
                    ---------------------------------------

     Section 27.01. Landlord and Tenant hereby waive, to the extent such waiver is not prohibited by law, the right to a jury trial in any action, summary proceeding or legal proceeding between or among the parties hereto or their successors arising out of this Lease or Tenant's occupancy of the Demised Premises or Tenant's right to occupy the Demised Premises.

     Section 27.02. Tenant hereby waives the right to interpose a counterclaim (other than a mandatory counterclaim) in any summary proceeding instituted by Landlord against Tenant or in any action instituted by Landlord for unpaid rent or additional rent under this Lease.

     Section 27.03. A. Subject to the provisions of Section 27.03B, in the event Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Tenant be entitled to any money damages for a breach of such covenant, and in no event shall Tenant claim or assert any claims in any money damages in any action or by way of set-off, defense or counterclaim, and Tenant hereby specifically waives the right to any money damages or other remedies.

             B. In the event that Tenant shall request Landlord's consent to an assignment of this Lease or a proposed subletting or occupancy of all or any portion of the Demised Premises or to any proposed alteration, decoration, installation, addition or improvement ("Tenant Improvement") to the Demised Premises and Tenant believes that Landlord has unreasonably withheld or delayed the same, such dispute, but no other matter whatsoever (except for any other matter under this Lease for which arbitration is provided as the method of dispute resolution, in which event such matter shall be resolved in a separate arbitration proceeding), shall be resolved by arbitration in Manhattan by an arbitrator selected from the panel of retired judges maintained by Comprehensive Alternative Dispute Resolution Enterprises, Inc. ("CADRE"). If CADRE shall no longer exist or shall be unwilling or unable to act, such dispute shall be resolved by another reputable commercial arbitration company which has expedited arbitration procedures which meet the time frame set forth herein, as Landlord shall select (the "Company"), provided, however, that Tenant may dispute Landlord's choice of the Company, in which event the parties shall mutually agree upon the Company, and if the parties shall be unable to agree upon the Company, the Company shall be appointed by any judge of a court of competent jurisdiction in the City of New York. Upon selection of the Company the parties agree that the balance of this Section 27.03B shall continue to apply with the substitution of the Company in lieu of CADRE. If Tenant so desires to submit such dispute to CADRE, Tenant shall notify Landlord of such desire, and within ten (10) Business Days thereafter, Tenant shall make such submission and deliver all applicable applications and documents to CADRE with a copy of the entire submission being delivered simultaneously to Landlord. The arbitration shall be conducted pursuant to the then existing rules, regulations, practices and procedures of CADRE and provided such rules so permit, CADRE shall select a single arbitrator (who shall be impartial and shall have experience regarding the matter to be determined) within five (5) Business Days after Tenant's submission or application, the arbitration shall commence two (2) Business Days thereafter and shall be conducted for at least seven (7) hours on each Business Day thereafter until completion, each party having no more than a total of fifteen (15) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party. If such rules do not permit such expedited procedure, then such rules of CADRE shall govern, it being the intent of the parties to conduct the arbitration in the most expeditious manner permitted by the rules. The arbitrator shall make a determination within five (5) Business Days after conclusion of the arbitration; such determination to be strictly limited to whether or not Landlord's failure to consent to any proposed assignment of this Lease or proposed sublease or occupancy of all or any portion of the Demised Premises or proposed Tenant Improvement, was reasonable, and, if such failure shall be found to be unreasonable, whether the same was in bad faith. No monetary award shall be awarded as a result of any proceeding pursuant to this Section, Landlord's sole responsibility in the event of a negative determination being the requirement of granting its consent to Tenant's proposed assignment, sublease or occupancy or proposed Tenant Improvement, as the case may be, except that (i) the prevailing party shall have the right to be reimbursed for its reasonable fees and expenses within twenty
(20) days after submission of a bill therefor to the losing party, and (ii) in the event that pursuant to this arbitration procedure Landlord shall be found to have acted in bad faith in withholding its consent to Tenant's proposed assignment, sublease or occupancy, but, due solely to the delay caused by such procedure, Tenant's proposed assignee or sublessee or occupant shall not be obligated to assume this Lease or sublease or occupy the proposed portion of the Demised Premises, Landlord shall, at Tenant's option be required to step into the position of such assignee or sublessee or occupant upon the terms and conditions contained in the submission required to be made to Landlord (including, if the same would have been the obligation of the subtenant or occupant, constructing, at Landlord's own cost and expense any required demising walls). Any determination pursuant to this Section shall be final and binding upon the parties and each party shall pay its respective costs of any proceedings pursuant to this Section (except that the prevailing party shall have the right to be reimbursed for its reasonable fees and expenses within twenty (20) days after submission of a bill therefor to the losing party).


                                  ARTICLE 28.
                        SURRENDER OF PREMISES/HOLDOVER
                        ------------------------------

     Section 28.01. Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty, the elements and any cause beyond Tenant's reasonable control excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

     Section 28.02. If at any time during the last month of the Term of this Lease, Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises, Landlord may, and Tenant irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Demised Premises, without diminution or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect on this Lease.

     Section 28.03. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises upon expiration or sooner termination of the term of this Lease, including, without limitation, any claims made by any succeeding tenant founded on such delay unless such delay was caused by Landlord. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Demised Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within two (2) days after the date of the expiration or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or sooner termination of the Term of this Lease, a sum equal to two (2) times the average rent and additional rent which was payable per month under this Lease during the six (6) month period preceding such expiration or termination of the Term of this Lease. Notwithstanding, the foregoing, provided that during the six (6) month period immediately preceding the Expiration Date, Tenant has entered into a new lease or has been negotiating in good faith the terms of a new lease, in either case to commence on or prior to the Expiration Date, then Tenant shall pay Landlord as liquidated damages for each month and for each portion of any month, not to exceed six (6) months, during which Tenant holds over in the Demised Premises after expiration of the Term of this Lease, only a sum equal to the average rent and additional rent which was payable per month under this Lease during the six (6) month period preceding such expiration of the Term of this Lease. After six (6) months beyond the Expiration Date, the provisions of the immediately preceding sentence shall not apply. The aforesaid obligations shall survive the expiration of sooner termination of the Term of this Lease.


                                  ARTICLE 29.
                             RULES AND REGULATIONS
                             ---------------------

     Section 29.01. Tenant, its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the rules and regulations set forth in Schedule C attached hereto and made a part hereof. Landlord shall have the right from time to time during the Term of this Lease to make reasonable changes in and additions to the rules thus set forth. Landlord agrees not to enforce the rules and regulations against Tenant in a discriminatory manner unless compliance is necessitated due to the manner in which Tenant uses and occupies the Demised Premises, or any act or omission by Tenant.

     Section 29.02. Any failure by Landlord to enforce any rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such rules and regulations.


                                  ARTICLE 30.
                                    NOTICES
                                    -------

     Section 30.01. Any notice, request or demand permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice, request or demand shall be given, and shall be deemed to have been served and given by Landlord and received by Tenant, when Landlord (1) shall have deposited such notice, request or demand by registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, addressed to Tenant at the Demised Premises, and (2) until Tenant has moved its offices to the Demised Premises, shall have deposited such notice, request or demand by registered or certified mail enclosed in a securely closed postpaid wrapper in such a post office addressed to Tenant at its address as stated on the first page of this Lease. Additionally a copy of all notices to Tenant shall be sent to Tenant at: CitySearch, Inc., 790 East Colorado Boulevard, Suite 200, Pasadena, CA 91101 Att: Chief Financial Officer. Such notice, request or demand shall be given, and shall be deemed to have been served and given by Tenant and received by Landlord, when Tenant shall have deposited such notice, request or demand by registered or certified mail enclosed in a securely closed postpaid wrapper in such a post office addressed to Landlord at 777 Third Avenue, New York, New York 10017. Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it.


                                  ARTICLE 31.
                          NO WAIVER; ENTIRE AGREEMENT
                          ---------------------------

     Section 31.01. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     Section 31.02. This Lease with the Schedules annexed hereto, if any, contains the entire agreement between Landlord and Tenant, and any executory agreement hereafter made between

Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate, or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing and signed by the party against which enforcement of the change, modification, waiver, release, discharge, termination or the effecting of the abandonment is sought.


                                  ARTICLE 32.
                                   CAPTIONS
                                   --------
         . .
     Section 32.01. The captions of Articles in this Lease are inserted only as a matter of convenience and for reference, and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.


                                  ARTICLE 33.
                             INABILITY TO PERFORM
                             --------------------

     Section 33.01. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever including but not limited to, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. This Lease and the obligation of Landlord to perform all of the covenants and agreements hereunder on the part of Landlord to be performed shall, except as otherwise specifically set forth herein, in no way be affected, impaired or excused because Tenant is unable to fulfill any of its obligations under this Lease (expressly excluding the obligation of Tenant to pay any Fixed Rent, additional rent or any other monetary item hereunder) if Tenant is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever beyond the reasonable control of Tenant (which shall not be deemed to include Tenant's failure to possess or inability to procure sufficient funds or to obtain labor and/or materials at a below average price) including but not limited to, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.


                                  ARTICLE 34.
                         NO REPRESENTATION BY LANDLORD
                         -----------------------------

     Section 34.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking of possession of the Demised Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts said premises and that the Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken subject to Landlord's obligation under Section 2.02 hereof.


                                  ARTICLE 35.
                               NAME OF BUILDING
                               ----------------

     Section 35.01. The Building may be known as or by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant's consent.


                                  ARTICLE 36.
                            SUCCESSORS AND ASSIGNS
                            ----------------------

     Section 36.01. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.


                                  ARTICLE 37.
                             DEFERRED COLLECTIONS
                             --------------------

     Section 37.01. If all or any part of the Fixed Rent or additional rents, as above defined, shall at any time become uncollectible, reduced or required to be refunded by virtue of any rules, regulations, orders, laws and ordinances (including, without limitation, rent control or stabilization laws), or governmental or quasi-governmental authorities having jurisdiction ("Laws and Ordinances"), then for the period prescribed by said Laws and Ordinances, Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Laws and Ordinances. Upon the expiration of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded, Tenant shall pay to Landlord as additional rent, within fifteen (15) days after demand, all such uncollected, reduced or refunded amounts that would have been payable for the period absent such Laws and Ordinances; provided, however, that the retroactive collection thereof shall then be lawful.


                                  ARTICLE 38.
                          FEES/INTEREST/LATE CHARGES
                          --------------------------

     Section 38.01. Whenever any default by Tenant causes Landlord to incur attorneys' fees and/or any other costs or expenses, Tenant agrees that it shall pay and/or reimburse Landlord for such fees, costs or expenses promptly upon being billed therefor. Landlord and Tenant hereby agree that the non-prevailing party in any legal proceeding between them shall pay the reasonable legal fees and disbursements of the prevailing party within thirty (30) days after receipt of a bill therefor. In the event of any settlement of such proceeding, or any partial award to either party, the parties shall each pay their own legal fees and disbursements and neither party shall be responsible for payment to the other for the same.

     Section 38.02. If any monies owing by Tenant under this Lease are paid more than ten (10) days after the date such monies are payable pursuant to the provisions of this Lease, Tenant shall pay Landlord interest thereon, at the Interest Rate, for the period from the date such monies were originally payable to the date such monies are paid. In the event that three (3) times in any twelve (12) month period Tenant shall have defaulted beyond any applicable notice and cure period in the payment of Fixed Rent or additional rent, or any part of either, then any further default by Tenant within such twelve (12) month period shall permit Landlord to collect from Tenant, upon demand, in addition to any interest payable pursuant to this Article 38, or elsewhere in this Lease, a late charge equal to the amount of Fixed Rent and additional rent so due multiplied by a percentage equal to the then prime rate of interest charged by Marine Midland Bank, N.A. as compensation to Landlord for the costs incurred by it as a result of such defaults, Landlord and Tenant acknowledging that the actual amount of such costs would be impossible to ascertain.


                                  ARTICLE 39.
                               ABATEMENT OF RENT
                               -----------------

     Section 39.01. Anything herein to the contrary notwithstanding, provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace periods, the Fixed Rent shall abate at the rate of $4,166.66 per month for a period of six (6) months from and after the Commencement Date.


                                  ARTICLE 40.
                               SECURITY DEPOSIT
                               ----------------

     Section 40.01. Upon execution of this Lease, Tenant shall deliver to Landlord an irrevocable letter of credit (the "Letter of Credit") in the amount of $26,250 issued by a New York City commercial bank acceptable to Landlord in its discretion, and in the form of the letter of credit annexed hereto as Schedule D, to be held by Landlord as security ("Security Deposit") for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults, in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent or additional rent, Landlord may draw down upon the Letter of Credit and use, apply or retain the whole or any part of the proceeds thereof to the extent required for the payment of any Fixed Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned promptly to Tenant after the date fixed as the Expiration Date hereof and after delivery of entire possession of the Demised Premises to Landlord. In the event of an assignment by Landlord of its interest in the Lease, Landlord shall have the right to transfer the Security Deposit to the assignee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit and Tenant agrees to look to the assignee solely for the return of said Security Deposit, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new assignee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     Section 40.02. In the event of a default by Tenant of any of the terms, provisions and conditions of this Lease Landlord shall be permitted to draw down the entire amount of the Letter of Credit (or a portion thereof) and apply the proceeds (or a portion thereof) in accordance with Section 40.01 of this Article and retain the balance for the Security Deposit required hereunder.

     Section 40.03. If Landlord shall apply all or any portion of the Security Deposit (by way of a draw on the Letter of Credit), then Tenant shall deposit with Landlord, upon demand, a sufficient amount of cash or an additional Letter of Credit to bring the balance of cash and the Letter of Credit held by Landlord hereunder to the amount of the Security Deposit. Any use by Landlord of all or any portion of the Security Deposit pursuant to the provisions hereof shall be deemed an involuntary payment by Tenant and shall not be deemed a waiver by Landlord of Tenant's default or Landlord's right to terminate this Lease pursuant to the provisions of this Lease.

     Section 40.04. Provided Tenant has not been in default under the terms and conditions of the Lease during the first eighteen (18) months of the Term, Landlord shall return the Letter of Credit to Tenant upon the expiration of said eighteen (18) month period. Upon the return of the Letter of Credit as aforesaid, this Article 40 shall be deemed to be null and void and of no further force and effect.

                                  ARTICLE 41.
                           TENANT'S EXPANSION OPTION
                           -------------------------

     Section 41.01. In the event that Tenant has notified Landlord in writing that it desires to lease additional space in the Building (any such space is hereinafter referred to as the "Expansion Space") and provided same becomes available for direct leasing (i.e., a lease of such space expires or is
                              ----
terminated and such space is not leased again by the same tenant or occupant, or the successors or assigns or subtenants of such tenant or occupant, by renewal or a new lease or modification of a previous lease, and such space is not subject to any other lease or an option contained in another lease, or the space is not subject to a lease as of the date hereof, and the space is not one with respect to which Landlord has commenced negotiations with any other proposed tenant), then, Landlord shall send Tenant a notice setting forth the date on which Landlord has obtained, or anticipates obtaining, vacant possession of the Expansion Space. Upon Landlord giving such a notice, provided this Lease shall be in full force and effect and provided that Tenant shall not be in default hereunder beyond any applicable notice and grace period either as of the date of Tenant's exercise of the expansion option herein described or as of the day which would otherwise be the first day of Tenant's leasing of the Expansion Space (which conditions regarding default may be waived by Landlord in its sole discretion), and further provided that there shall be not less than five (5) years remaining in the Term as of the Expansion Space Commencement Date (as hereinafter defined) (unless Tenant shall simultaneously exercise its extension option contained in Article 42 hereof), then Tenant shall have the option, exercisable by notice to Landlord given within five (5) days after Landlord's notice to Tenant, time being of the essence with respect to Tenant's notice, to lease the Expansion Space from Landlord upon the terms and conditions hereinafter set forth. In the event Tenant fails to exercise its option to accept the Expansion Space within five (5) days from the date of the applicable notice from Landlord, Landlord shall have the right to lease the Expansion Space to any other proposed tenant for any term whatsoever and Tenant shall be deemed to have waived its rights to the Expansion Space.

     Section 41.02. If Tenant exercises its option to lease the Expansion Space in a timely manner, then on the date (the "Expansion Space Commencement Date") Landlord delivers possession of the Expansion Space to Tenant, the Expansion Space shall be added to the Demised Premises. Tenant acknowledges that it will take the Expansion Space "as-is", and Landlord shall not be obligated to perform any work, furnish any materials, or give Tenant any rent credit or work allowance or any sum of money with respect thereto, and the Expansion Space shall become part of the Demised Premises upon and subject to all of the terms and conditions of this Lease (including the provisions of Section 2.02 hereof with regard to latent defects and Section 8.05 with respect to Pre-Existing Conditions), except that the Fixed Rent payable by Tenant for the Expansion Space shall be equal to the greater of (i) the Fixed Rent then in effect from time to time for the Demised Premises (on a per square foot basis) including all escalations and additional rent payable as herein provided or (ii) the fair market rental value of the Expansion Space (the "Expansion FMRV"). The
Expansion FMRV shall be determined in accordance with the following procedure:

             (i) Immediately after the exercise by Tenant of its option contained herein, Landlord and Tenant shall use their best efforts to agree upon the Expansion FMRV. In the event Landlord and Tenant cannot reach agreement within fifteen (15) Business Days after the date of Tenant's notice of exercise of its option contained herein, Landlord and Tenant shall each select a reputable, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings (respectively, "Landlord's Broker" and "Tenant's Broker") who shall confer promptly after their selection by Landlord and Tenant and shall use their best efforts to agree upon the Expansion FMRV, taking into consideration all relevant factors, including, as a primary factor, the rental which Landlord is then commanding or requiring for leases of comparable space in the Building (or, if there is then no comparable space in the Building, taking into consideration the quality of non-comparable space in the Building relative to the Expansion Space). If

     Landlord's Broker and Tenant's Broker cannot reach agreement within forty-five (45) days after the date of Tenant's notice of exercise of its option contained herein, then within ten (10) days thereafter, they shall designate a third reputable, licensed real estate broker having an office in New York County (the "Independent Broker"). Upon the failure of Landlord's Broker and Tenant's Broker to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by the appropriate official of the Real Estate Board of New York, Inc. upon ten
     (10) days notice, or by any other real estate trade organization exercising functions similar to those exercised by The Real Estate Board of New York, Inc. Concurrently with such appointment, Landlord's Broker and Tenant's Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker's estimate of the Expansion FMRV, taking into consideration the factors described above (respectively, "Landlord's Broker's Letter" and "Tenant's Broker's Letter").

             (ii) In the event the Expansion FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter shall differ by less than $2.50 per square foot for any year during the remainder of the Term, then the Expansion FMRV shall not be determined by the Independent Broker, and the Expansion FMRV shall be the average of the Expansion FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter. In the event the Expansion FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter shall differ by more than $2.49 per square foot per annum for any year during the remainder of the Term, the Independent Broker shall conduct such investigations and hearings as he may deem appropriate and shall, within sixty (60) days after the date of his designation, choose either the rental set forth in Landlord's Broker's Letter or Tenant's Broker's Letter to be the Expansion FMRV during the Term and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

     Section 41.03. In the event the Fixed Rent for the Expansion Space shall not have been determined prior to the Expansion Space Commencement Date, then the Fixed Rent for the Expansion Space to be paid by Tenant to Landlord until such determination has been made shall be the Fixed Rent for the Demised Premises (on a per square foot basis) immediately preceding the Expansion Space Commencement Date, including all escalations or additional rent payable pursuant to Article 3 hereof or as otherwise provided herein. After such determination of the Fixed Rent for the Expansion Space has been made, any excess rental for the Expansion Space theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing monthly installments of Fixed Rent payable by Tenant to Landlord and any deficiency in Fixed Rent due from Tenant to Landlord attributable to the Expansion Space shall be immediately paid.

     Section 41.04. Promptly after Tenant exercises its option to lease the Expansion Space and the Fixed Rent for the Expansion Space shall have been determined, Landlord and Tenant shall execute and deliver an agreement (i) incorporating the Expansion Space into the definition of the Demised Premises,
(ii) setting forth the Fixed Rent for the Expansion Space, (iii) amending
Section 3.04 to reflect the increase in the Percentage attributable to the Expansion Space and the increase in the Wage Rate Factor attributable to the Expansion Space and (iv) amending Section 4.01 to reflect the increase in the dollar amount set forth therein attributable to such Expansion Space; provided the failure of the parties to enter into such an agreement shall not affect their respective rights and obligations hereunder.

     Section 41.05. Under no circumstances shall Landlord have any liability for the failure of any occupant of all or a portion of the Expansion Space to vacate same at the end of the term of such occupant's lease. Landlord agrees to take such actions as are reasonable, in its sole judgment, to obtain vacant possession of any such space at the end of such term provided Landlord's failure to deliver such possession to Tenant shall in no event affect the enforceability of this Lease.


                                  ARTICLE 42.
                           TENANT'S EXTENSION OPTION
                           -------------------------

     Section 42.01. Provided this Lease shall then be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice or grace period either as of the date of Tenant's exercise of the extension option described herein or as of the day which would otherwise be the first day of the Extension Term, as defined herein (which conditions regarding default may be waived by Landlord in its sole discretion), Tenant shall have the right, at its option, to extend the Term for a single five (5) year period (the "Extension Term"). The Extension Term shall commence on the day immediately following the original Expiration Date and shall expire on the day prior to the fifth (5th) anniversary of such date unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Tenant shall give Landlord written notice of Tenant's intention to exercise such option on or before the date which is nine (9) months prior to the original Expiration Date, the time of exercise being of the essence, and upon the giving of such notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of the Extension Term. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term, including items of additional rent and escalation which shall remain payable on the terms herein set forth, except that the Fixed Rent shall be as determined in accordance with Section 42.02 of this Article and Tenant shall have no further right to extend the Term pursuant to this Article.

     Section 42.02. The Fixed Rent payable by Tenant for the Demised Premises during the Extension Term shall be the greater of (i) the Fixed Rent then in effect, including all escalations and additional rent payable as herein provided, or (ii) the fair market rental value of the Demised Premises taking into consideration all relevant factors, including, as a primary factor, the rental which Landlord is then commanding or requiring for comparable space in the Building (or, if there is then no comparable space in the Building, taking into consideration the quality of non-comparable space in the Building relative to the Demised Premises) (fair market rental value taking into account the foregoing is hereinafter referred to as the "FMRV"). The FMRV shall be determined in accordance with the following procedure:

             (i) Immediately after the exercise by Tenant of its option under
     Section 42.01 above, Landlord and Tenant shall use their best efforts to agree upon the FMRV. In the event Landlord and Tenant cannot reach agreement within fifteen (15) Business Days after the date of Tenant's notice of exercise of its option, Landlord and Tenant shall each select a reputable qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings (respectively, "Landlord's Broker" and "Tenant's Broker") who shall confer promptly after their selection by Landlord and Tenant and shall use their best efforts to agree upon the FMRV. If Landlord's Broker and Tenant's Broker cannot reach agreement within sixty (60) days after the date of Tenant's notice of exercise of its option, then within ten (10) days thereafter, they shall designate a third reputable, licensed real estate broker having an office in New York County (the "Independent Broker"). Upon the failure of Landlord's Broker and Tenant's Broker to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by the appropriate official of The Real Estate Board of New York, Inc. upon ten (10) days notice, or by any other real estate trade organization having jurisdiction and exercising functions similar to those exercised by The Real Estate Board of New York, Inc. Concurrently with such appointment, Landlord's Broker and Tenant's Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker's estimate of the FMRV (respectively, Landlord's Broker's Letter" and "Tenant's Broker's Letter").

             (ii) In the event the FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter shall differ by less than $2.50 per square foot for each year during the Extension Term, then the FMRV shall not be determined by the Independent Broker, and the FMRV shall be the average of the FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter. In the event the FMRV set forth in Landlord's Broker's Letter and Tenant's Broker's Letter shall differ by more than $2.49 per square foot per annum for any year during the Extension Term, the Independent Broker shall conduct such investigations and hearings as he may deem appropriate and shall, within sixty (60) days after the date of his designation, choose either the rental set forth in Landlord's Broker's Letter or Tenant's Broker's Letter to be the FMRV during the Extension Term and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

     Section 42.03. In the event the Extension Term shall commence prior to determination of the Fixed Rent during the Extension Term as herein provided, then the Fixed Rent to be paid by Tenant to Landlord until such determination has been made shall be the Fixed Rent for the twelve (12) month period immediately preceding the commencement of the Extension Term, including all escalations or additional rent payable pursuant to Article 3 hereof or as otherwise provided herein. After such determination has been made for the Fixed Rent during the Extension Term, any excess rental for the Extension Term theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing monthly Fixed Rent payable by Tenant to Landlord and any deficiency in Fixed Rent due from Tenant to Landlord during the Extension Term shall be immediately paid.

     Section 42.04. Promptly after the Fixed Rent has been determined, Landlord and Tenant shall execute and deliver an agreement setting forth the Fixed Rent for the Extension Term, as finally determined, provided the failure of the parties to do so shall not affect their respective rights and obligations hereunder.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                     SAGE REALTY CORPORATION, AGENT



                                     By: [SIGNATURE ILLEGIBLE]
                                        -----------------------------------
                                        Landlord

                                     CITYSEARCH, INC.


                                     By: [SIGNATURE ILLEGIBLE]
                                        -----------------------------------
                                        Tenant

State of California

County of Los Angeles

On May 1, 1997 before me,  BETTYE FUSSELL, NOTARY PUBLIC
   -----------            ------------------------------------------------------
     DATE                NAME, TITLE OF OFFICER . E.G. "JANE DOE, NOTARY PUBLIC"

personally appeared   DOUGLAS MCPHERSON
                   -------------------------------------------------------------
                                 NAME(S) OF SIGNER(S)

[_] personally known to me - OR - [X] proved to me on the basis of satisfactory evidence to be the person(s) whose
                                        name(s) is/are subscribed to the within
                                        instrument and acknowledged to me that
                                        he/she/they executed the same in
                                        his/her/their authorized capacity(ies),
                                        and that by his/her/their signature(s)
                                        on the instrument the person(s), or the
                                        entity upon behalf of which the,
                                        person(s) acted, executed the
                                        instrument.


[SEAL APPEARS HERE]                     WITNESS my hand and official seal.


                                        /s/ Bettye Fussell
                                        ----------------------------------------
                                                   SIGNATURE OF NOTARY


--------------------------------- OPTIONAL -------------------------------------

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

    CAPACITY CLAIMED BY SIGNER               DESCRIPTION OF ATTACHED DOCUMENT

[_] INDIVIDUAL
[_] CORPORATE OFFICER

                                                 OFFICE LEASE
    _______________________________      ---------------------------------------
              TITLE(S)                           TITLE OR TYPE OF DOCUMENT


[_] PARTNER(S)  [_] LIMITED
                [_] GENERAL                      /////////////////////////
                                         ---------------------------------------
                                                      NUMBER OF PAGES
[_] ATTORNEY-IN-FACT
[_] TRUSTEE(S)
[_] GUARDIAN/CONSERVATOR                       /////////////////////
[_] OTHER:_________________________      ---------------------------------------
    _______________________________                   DATE OF DOCUMENT
    _______________________________

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)                            ONE
                                         ---------------------------------------
___________________________________         SIGNER(S) OTHER THAN NAMED ABOVE
___________________________________

                               ACKNOWLEDGEMENTS

State of New York )
                   ss.:
County of Queens  )

          On the 7th day of May 1997, before me personally came Robert Kaufman to me known, who being by me duly sworn, did depose and say that he resides at [SIGNATURE ILLEGIBLE] that he is the Executive VP of SAGE REALTY COPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                             [SIGNATURE ILLEGIBLE]
                                             ---------------------------------
                                                       Notary Public

CORPORATE TENANT
----------------

State of New York )
                   ss.:
County of New York)


          On the ____ day of __________________ 1997, before me personally came ______________________ to me known, who being by me duly sworn, did depose and say that he resides at _________________________________; that (s)he is the
____________ of CITYSEARCH, INC., the corporation described in and which executed the above instrument; and that (s)he signed (her) his name by authority of the Board of Directors of such corporation.


                                                  ______________________________
                                                            Notary Public

                                 SCHEDULE "A"

                                  FLOOR PLAN


                                 SEE ATTACHED

                           [FLOOR PLAN APPEARS HERE]

                                 SCHEDULE "B"
                                LANDLORD'S WORK


I.        PLANS AND WORK

1.        Plan Submission
          ---------------

          Tenant has submitted to Landlord for review and approval complete and detailed final architectural, mechanical and engineering plans and specifications labeled 3-GN, 3-WL, 3-KC, 3-DM, 3-ET (all dated 4/22/97) and 3-CP and 3-DT (all dated 4/28/97) prepared by Emery Roth Associates showing the alterations required by Tenant to the Demised Premises in order to prepare the Demised Premises for Tenant's occupancy. In addition to submission of the aforesaid plans and specifications, Tenant shall also furnish any and all documents and information which Landlord may reasonably require for submission to its insurance compan(ies), mortgagee(s), contractors and other interested parties.

2.        Authorization to Proceed
          ------------------------

          The plans and specifications, as approved by Landlord, are hereinafter referred to as the "Final Plans" and all work required by the Final Plans to be preformed by Landlord is hereinafter referred to as "Landlord's Work." Landlord shall perform Landlord's Work in accordance with good construction practices using new or like new materials.

          The submission of the Final Plans to Landlord shall be deemed authorization by Tenant for Landlord to proceed with the work shown on the Final Plans, subject to the provisions hereof. Any approvals required to be given by either party shall be deemed given, unless within five (5) days after any submission the party receiving the same notifies the submitting party of an objection thereto. Any architect or designer now or hereafter acting for or on behalf of Tenant shall be deemed an agent of Tenant and authorized to bind Tenant in all respects.

3.        Compliance with Laws & Codes
          ----------------------------

          Landlord hereby agrees to be responsible for Landlord's Work meeting applicable laws, rules, ordinances, requirements and or regulations of any governmental or quasi-governmental authority having jurisdiction thereover. Neither Landlord's approval of the Final Plans, performance of the Landlord's Work nor any statement made herein or in the body of the Lease shall constitute an express or implied representation of Landlord that any or all work performed and installation supplied pursuant to the Final Plans is suitable for the particular requirements of Tenant or any specific or general use and purpose of Tenant.

4.        Filing with Governmental Agencies
          ---------------------------------

          Landlord shall cause the Final Plans and/or appropriate building notices and forms relating thereto to be filed with and approved by any governmental and quasi-governmental authorities having jurisdiction over Landlord's Work. All costs, fees and expenses incurred in connection with obtaining the approvals of and filings with such governmental and quasi-governmental authorities as well as all engineering and architectural costs associated therewith, if any, shall be paid for by Landlord. Any additional approvals or filings necessitated by changes made by Tenant to the Final Plans shall be at the sole cost and expense of Tenant.

5.        Architectural & Engineering Services
          ------------------------------------

          The Final Plans shall be prepared by Tenant at Landlord's own cost and expense.

          The air conditioning system to serve the Demised Premises will be designed and initially balanced at Landlord's expense. Any changes to the Final Plans and any changes to the original air-conditioning design necessitated by any changes made by Tenant to the Final Plans shall be at Tenant's expense.

6.        Entry by Tenant
          ---------------

          Prior to the Commencement Date, entry by Tenant, its agents, contractors or subcontractors, in or on the Demised Premises for performance of work in the Demised Premises not included within Landlord's Work, or for any other purpose whatsoever, shall be at Tenant's sole risk and responsibility. Upon the request of Landlord, Tenant shall deliver to Landlord policies and certificates of insurance reasonably satisfactory to Landlord. In the event Tenant or Tenant's contractor shall enter upon or perform work in the Demised Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless, from and against any and all claims whatsoever arising out of said entry or such work.

          Tenant agrees that should Tenant, its agents, contractors or subcontractors, enter upon the Demised Premises for the purpose of performing any work not included within Landlord's Work, or for any other purpose whatsoever, the labor employed by Tenant or anyone performing such work, for or on behalf of Tenant, shall always be harmonious and compatible with the labor employed by Landlord or any agents, contractors or subcontractors of Landlord. Should such labor be unharmonious or incompatible, Landlord may require Tenant, its agents and/or contractors to withdraw from the Demised Premises. Tenant's agents, contractors and subcontractors and their respective employees shall comply with the special rules, regulations and requirements of Building management for the performance and coordination of said agents, contractors, subcontractors and their employees so as to avoid the intrusion into the operation of the Building and to avoid disturbing the quiet enjoyment of other tenants.

          As a condition to Landlord's permission to Tenant to make any of Tenant's installations in the Demised Premises, Landlord may require that Tenant agree with Landlord the fixing of the Commencement Date of this Lease.

          Landlord agrees to remain responsible for one (1) year following substantial completion of Landlord's Work to cure all defects in workmanship, design, materials or equipment with respect to Landlord's Work (notice of which shall be given to Landlord within such one (1) year period), and for a longer period, if and to the extent that the cure of any such defect is covered under the terms of any warranty or guaranty that Landlord may have received from any supplier, contractor or subcontractor.

II.       SUBSTANTIAL COMPLETION
          ----------------------

          Landlord's Work shall be deemed to be substantially completed ("Substantially Completion" or "Substantial Completion") on the date (the "Substantial Completion Date") when Landlord's Work shall have been completed in accordance with the Final Plans with the exception of punchlist items (i.e., insubstantial details of construction, mechanical adjustment or decoration which remain to be performed in connection with Landlord's Work which shall be completed with reasonable promptness after the Commencement Date). Landlord hereby agrees to cause its contractor to cooperate with Tenant's contractors in order to phase the construction of Landlord's Work with Tenant's work provided that completion of Landlord's Work will not be delayed nor the cost of Landlord's Work be increased thereby.

III.      DELAYS
          ------

          The term "Tenant Delay" shall mean any delay that Landlord may encounter in the completion Landlord's Work by reason of any act, neglect, failure or omission of Tenant, its agents, servants, contractors, architect or employees, in the performance of Tenant's obligations under this Schedule B, including:

l.        Changes
          -------

Any delay due to changes made by or on behalf of Tenant in the Final Plans;

2.        Tenant Work
          -----------

Any delay caused by work by or on behalf of tenant, other than Landlord's Work as described in the Final Plans; and

3.        Non-payment of Tenant Contribution
          ----------------------------------

Non-payment of any installment of Tenant's Contribution (as defined in Section IV below), or any other payment required of Tenant under this Schedule B or elsewhere in the Lease, when due.

          If the Substantial Completion Date shall be delayed by reason of a Tenant Delay, the Demised Premises shall be deemed to be Substantially Completed for purposes of the Commencement Date (as defined in the Lease) as of the date that the Demised Premises would have been Substantially Completed but for any such Tenant Delay, as determined by Landlord in its reasonable discretion, whether or not any such Tenant Delay could have been avoided by the commitment by Landlord of additional personnel to the performance of Landlord's Work. In addition, Tenant shall, promptly upon demand, reimburse Landlord for all damages resulting from such Tenant Delay.

IV.       LIABILITY FOR ABOVE BUILDING STANDARD WORK
          ------------------------------------------

          Tenant shall be liable to Landlord or Landlord's designated agent for costs incurred by Landlord in the completion of Landlord's Work to the extent that such costs are incurred as a result of a change requested by Tenant in the work as shown on the Final Plans. In computing the cost to Tenant of any change to the Final Plans requested by Tenant, Landlord agrees to charge Tenant only for the increased cost of Landlord's Work (i.e. deducting any savings which it realizes by reason of such change from any increase it incurs by reason of such change). Landlord or Landlord's agent shall inform Tenant by notice of the cost of such extra work which shall be payable by Tenant together with a handling and supervision fee as charged by Landlord's contractor which shall not exceed twenty-one percent (21%) (such costs together with such fee being collectively, "Tenant's Contribution") as additional rent within ten (10) days of delivery to Tenant of an invoice for same. Landlord shall perform such extra work only if Tenant approves the cost thereof in writing within three (3) days from Landlord's notice thereof.

                                 SCHEDULE "C"

                             RULES AND REGULATIONS
                             ---------------------

          l. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No bicycles, dogs or other animals may be brought into the Building by Tenant, or its employees, licensees or invitees. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

          2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

          3. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement, or failure to enforce, of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

          4. Except to the extent otherwise permitted in the lease, no tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by Landlord.

          5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied, or permitted by Landlord shall be used in a tenant's premises.

          6. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise or mail, any hand trucks, except those equipped with rubber tires and side guards.

          7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times, and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

          8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in Tenant's premises except as expressly approved by Landlord. Tenant may heat food (but not cook) items in the Demised Premises using a microwave or toaster oven. Nothing shall be done or permitted in any tenant's premises and nothing shall be brought into or kept in any tenant's premises which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference.
No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant (which shall not be deemed to include ordinary office supplies in small quantities as shall be necessary for the conduct of Tenant's business.)

          9. Tenant shall not permit any cooking or food odors emanating from the Demised Premises to seep into other portions of the Building.

          10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.
All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

          11. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

          12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises, and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor which charge shall be equal to Landlord's out of pocket cost therefor. Upon the termination of a tenant's lease, all keys to the tenant's premises and toilet rooms shall be delivered to Landlord.

          13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant (which shall not be deemed to include display or installation of such items as bulletin boards, pictures, etc.) Not boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as

Landlord may direct. Not tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

          14. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

          15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise or any king, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public on the premises demised to such tenant, or for manufacturing or for other similar purposes.

          16. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside for the regular duties, unless under special instructions from the office of the Landlord.

          17. Each tenant shall, at its expense, provide artificial light in the premised demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

          18. Employees of Tenant shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

          19. Any cuspidors or similar containers or receptacles used in the Demised Premises shall be cared for and cleaned by and at the expense of Tenant.

          20. Any and all wet and/or food garbage, including coffee grinds, is to be deposited in a plastic liner bag in a waste basket or other receptacle.

          21. Tenant shall separate all refuse and rubbish of Tenant in accordance with the methods and procedures set forth, from time to time, by Landlord.

                                 SCHEDULE "D"
                           FORM OF LETTER OF CREDIT


Dated:____________________


Sage Realty Corporation, As Agent
777 Third Avenue
New York, New York  10017


          Re:  Irrevocable Clean Letter of Credit
               ----------------------------------


Gentlemen:

          By order of our client, ________________________________________, we hereby open our clean Irrevocable Letter of Credit No. _____ in your favor for an amount not to exceed in the aggregate $_______________ U.S. Dollars effective immediately.

          Funds under this credit are available to you against your site draft drawn on us mentioning thereon our Credit No. _______.

          This Letter of Credit shall expire sixteen months from the date hereof, provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiry date hereof and from each and every future expiry date, unless at least thirty (30) days prior to any expiry date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.

          This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless advice of such transfer is received by us in the form attached signed by you.

          We hereby agree with you that all drafts drawn or negotiated in compliance with the terms of this Letter of Credit will be duly and promptly honored upon presentment and delivery of your draft to our office at __________________________________ if negotiated on or prior to the expiry date as the same may from time to time be extended.

          Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

Very truly yours,

(Name of Bank)



By:____________________

Re:  Credit ___________________

Issued By:  ___________________


Gentlemen:

          For value received, the undersigned beneficiary irrevocably transfers to:

____________________________
(Name of Second Beneficiary)

____________________________
(Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

          By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the second beneficiary and the second beneficiary shall have the sole rights of beneficiary thereof, including the sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the second beneficiary without necessity of any consent of or notice of the undersigned beneficiary.

          The advice of such Letter of Credit is returned herewith, and we ask you to endorse the assignment on the reverse thereof and forward it direct to the second beneficiary with your customary notice of transfer.

          Enclosed is remittance of $100.00 in payment of your transfer commission and in addition thereto we agree to pay you on demand any expenses which may be incurred by you in connection with this transfer.

                                                Very truly yours,



                                                Signature of Beneficiary

SIGNATURE AUTHENTICATED

         (Bank)

(Authorized Signature)

                            1997 HOLIDAY OBSERVANCES

                                                                   SCHEDULE" "E"




                             LOCAL #32B/J    LOCAL #94    SAGE REALTY     LIFT CO.
                              (CLEANING)*   (ENGINEERS)       *         (ELEVATORS)
NEW YEAR'S DAY
WEDNESDAY, JANUARY 1               X             X             X             X
-----------------------------------------------------------------------------------
MARTIN LUTHER KING DAY
MONDAY, JANUARY 20                 X             -             -             -
-----------------------------------------------------------------------------------
LINCOLN'S BIRTHDAY
WEDNESDAY, FEBRUARY 12             -             -             -             X
-----------------------------------------------------------------------------------
PRESIDENT'S DAY
MONDAY, FEBRUARY 17                X             -             X             X
-----------------------------------------------------------------------------------
GOOD FRIDAY
FRIDAY, MARCH 28                   X             -             -             -
-----------------------------------------------------------------------------------
MEMORIAL DAY
MONDAY, MAY 26                     X             X             X             X
-----------------------------------------------------------------------------------
INDEPENDENCE DAY
FRIDAY, JULY 4                     X             X             X             X
-----------------------------------------------------------------------------------
LABOR DAY
MONDAY, SEPTEMBER 1                X             X             X             X
-----------------------------------------------------------------------------------
COLUMBUS DAY
MONDAY, OCTOBER 13                 X             -             X             X
-----------------------------------------------------------------------------------
VETERAN'S DAY
TUESDAY, NOVEMBER 11               -             -             -             X
-----------------------------------------------------------------------------------
THANKSGIVING DAY
THURSDAY, NOVEMBER 27              X             X             X             X
-----------------------------------------------------------------------------------
DAY AFTER THANKSGIVING
FRIDAY, NOVEMBER 28                X             -             X             X
-----------------------------------------------------------------------------------
CHRISTMAS
THURSDAY, DECEMBER 25              X             X             X             X
-----------------------------------------------------------------------------------
DAY AFTER CHRISTMAS
FRIDAY, DECEMBER 26                -             -             X             -
-----------------------------------------------------------------------------------
NEW YEAR'S DAY
THURSDAY, JANUARY 1, 1998          X             X             X             X
-----------------------------------------------------------------------------------
DAY AFTER NEW YEAR'S
FRIDAY, JANUARY 2, 1998            -             -             X             -
-----------------------------------------------------------------------------------

                                  LOREC INC.



                          ELECTRIC EVALUATION REPORT
                          --------------------------

  For: Sage Realty Corporation                              Date:  4/25/97

  Re:  CitySearch
       3rd floor, Portion
       320 West 13th Street, NYC

SUMMARY OF DATA PROVIDED:
-------------------------

                                        ------------------------
                                           Energy      Demand
                                           Kwhrs         Kw
                                        ------------------------
                 Lighting                  2,593        11.99
                 Misc Equipment              672         2.90
                 Computers                 2,784         9.90
                 HVAC 5 mos                2,188        10.96
                                        ------------------------
                 Totals                    8,237        35.75
                                        ------------------------

Evaluation Under Utility Rate
-----------------------------

       Utility:  Con Edison
       Rate:     SC4-I     Winter/Summer rates averaged
       Fuel Adj    0.008611
       Rate Adj    0.080526

                 Energy           $237     kwhrs@       $0.0543      $447.24
                 Fuel Adj:        $237     kwhrs@     $0.008611       $70.92
                 Demand           35.7     kw@           $26.93      $962.70
                 Subtotal                                          $1,480.86
                 Rate Adj               Av 1996         8.0526%      $119.25
                 Subtotal                                          $1,600.11
                 Sales Tax                                8.25%      $132.01
                                                                   ---------
       Total Value per Month                                       $1,732.12
       ---------------------

        ----------------------------------
          Annual Value:        $20,785.44
        ==================================

                                  LOREC. inc

--------------------------------------------------------------------------------
                        Electricity Evaluation Report

For:      Sage Realty Corporation                            Date        4/25/97
Re:       CitySearch
          3rd Floor, Portion, 320 West 13 Street, NYC


Data Submitted:

 QTY                W Each        Description           Comm            Coinc          Hours:         Kw         K whrs
                                                        Load            Factor         month        Demand
---------------------------------------------------------------------------------------------------------------------------
Lighting
---------------------------------------------------------------------------------------------------------------------------
     1              11,625        Lighting per space     11,625           1.00           210            11.63        2,441
---------------------------------------------------------------------------------------------------------------------------
    28                  20            Dark Lamp             560           0.50           165             0.28           94
---------------------------------------------------------------------------------------------------------------------------
     2                  40               Exit                80           1.00           730             0.08           38
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Lighting Totals                                          12,265                                         11.99        2,593
---------------------------------------------------------------------------------------------------------------------------

Misc Equipment
---------------------------------------------------------------------------------------------------------------------------
     1                 400          Refrigerator            400           0.65           100             0.30           40
---------------------------------------------------------------------------------------------------------------------------
     1               1,200          Micro Wave            1,200           0.10             2             0.10            2
---------------------------------------------------------------------------------------------------------------------------
     1                 500          Coffee Maker            500           0.50            40             0.30           20
---------------------------------------------------------------------------------------------------------------------------
     1                 400          Phone Switch            400           1.00           730             0.40          292
---------------------------------------------------------------------------------------------------------------------------
     1                  26              Fax                  26           1.00            80             0.00            2
---------------------------------------------------------------------------------------------------------------------------
     1                  26              Fax                  36           0.50            10             0.00            0
---------------------------------------------------------------------------------------------------------------------------
     1               2,200            Copier              2,200           0.69           100             1.30          220
---------------------------------------------------------------------------------------------------------------------------
     1               1,200            Copier              1,200           0.40            80             0.50           96
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Equipment Totals                                          5,962                                          2.90          672
---------------------------------------------------------------------------------------------------------------------------

Computers
---------------------------------------------------------------------------------------------------------------------------
    25                 344         PC + Monitor           9,632           0.90           210             8.70        2,923
---------------------------------------------------------------------------------------------------------------------------
    25                   0            Lamp                    0           0.00             0             0.00            0
---------------------------------------------------------------------------------------------------------------------------
     1                 150           Printer                150           0.90           150             0.10           23
---------------------------------------------------------------------------------------------------------------------------
     1                 150           Printer                150           0.50            50             0.10            8
---------------------------------------------------------------------------------------------------------------------------
     1                 500         File Server              500           0.90           730             0.50          365
---------------------------------------------------------------------------------------------------------------------------
     1                 500         SQL Server               500           0.90           730             0.50          365
---------------------------------------------------------------------------------------------------------------------------
Computer Totals                                          10,932                                          9.90        2,784
---------------------------------------------------------------------------------------------------------------------------

HVAC
---------------------------------------------------------------------------------------------------------------------------
     2              17,300         15 Ton A/C            35,000           0.75           150            26.30        5,250
---------------------------------------------------------------------------------------------------------------------------
                                  (5 Month/Yr)
---------------------------------------------------------------------------------------------------------------------------
HVAC Total                                               35,000                                         26.30        5,250
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

                              Installation  List                        Page 1